Core Laboratories (U.S.) Interests Holdings, Inc., as Issuer

Core Laboratories N.V., as Parent Guarantor

U.S.$150,000,000 Series 2011 Senior Notes

U.S.$75,000,000 4.01%, Series 2011A, Senior Notes due September 30, 2021
U.S.$75,000,000 4.11%, Series 2011B, Senior Notes due September 30, 2023

______________

Master Note Purchase Agreement

______________

Dated September 30, 2011

Table of Contents
Section    Heading    Page

Section 1.	Authorization of Notes 1

Section 1.1.	Authorization of Series 2011 Notes 1

Section 1.2.	Additional Series of Notes 2

Section 1.3.	Dollar Limit on Notes 3

Section 2.	Sale and Purchase of Series 2011 Notes 3

Section 2.1.	Series 2011 Notes 3

Section 2.2.	Parent Guaranty 3

Section 2.3.	Subsidiary Guaranty 3

Section 3.	Closing 3

Section 4.	Conditions to Closing 4

Section 4.1.	Representations and Warranties 4

Section 4.2.	Performance; No Default 4

Section 4.3.	Compliance Certificates 5

Section 4.4.	Opinions of Counsel 5

Section 4.5.	Purchase Permitted by Applicable Law, Etc 5

Section 4.6.	Sale of Other Series 2011 Notes 6

Section 4.7.	Payment of Special Counsel Fees 6

Section 4.8.	Private Placement Number 6

Section 4.9.	Changes in Corporate Structure 6

Section 4.10.	Funding Instructions 6

Section 4.11.	Subsidiary Guaranty 6

Section 4.12.	Proceedings and Documents 6

Section 4.13.	Conditions to Issuance of Additional Notes 7

Section 5.	Representations and Warranties of the Obligors 7

Section 5.1.	Organization; Power and Authority 7

Section 5.2.	Authorization, Etc. 8

Section 5.3.	Disclosure 8

Section 5.4.	Organization and Ownership of Shares of Subsidiaries;
Affiliates    8

Section 5.5.	Financial Statements; Material Liabilities 9

Section 5.6.	Compliance with Laws, Other Instruments, Etc. 9

Section 5.7.	Governmental Authorizations, Etc. 9

Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders 10

Section 5.9.	Taxes 10

Section 5.10.	Title to Property; Leases 11

Section 5.11.	Licenses, Permits, Etc. 11

Section 5.12.	Compliance with ERISA; Non‑U.S. Plans 11

Section 5.13.	Private Offering by the Obligors 12

Section 5.14.	Use of Proceeds; Margin Regulations 13

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Section 5.15.	Existing Indebtedness; Future Liens 13

Section 5.16.	Foreign Assets Control Regulations, Etc. 13

Section 5.17.	Status under Certain Statutes 14

Section 5.18.	Environmental Matters 14

Section 5.19.	Ranking of Obligations 15

Section 6.	Representations of the Purchasers 15

Section 6.1.	Purchase for Investment; Accredited Investor 15

Section 6.2.	Source of Funds 15

Section 7.	Information as to the Obligors 17

Section 7.1.	Financial and Business Information 17

Section 7.2.	Officer's Certificate 20

Section 7.3.	Visitation 21

Section 7.4.	Limitation on Disclosure Obligation 21

Section 8.	Payment and Prepayment of the Series 2011 Notes 22

Section 8.1.	Maturity 22

Section 8.2.	Optional Prepayments with Make‑Whole Amount 22

Section 8.3.	Prepayment for Tax Reasons 22

Section 8.4.	Allocation of Partial Prepayments 24

Section 8.5.	Maturity; Surrender, Etc. 24

Section 8.6.	Purchase of Notes 24

Section 8.7.	Make‑Whole Amount and Modified Make‑Whole Amount
for the Series 2011 Notes    24

Section 8.8.	Change in Control 26

Section 9.	Affirmative Covenants 28

Section 9.1.	Compliance with Law 28

Section 9.2.	Insurance 28

Section 9.3.	Maintenance of Properties 29

Section 9.4.	Payment of Taxes and Claims 29

Section 9.5.	Corporate Existence, Etc. 29

Section 9.6.	Books and Records 29

Section 9.7.	Priority of Obligations 30

Section 9.8.	Additional Subsidiary Guarantors 30

Section 10.	Negative Covenants 30

Section 10.1.	Transactions with Affiliates 30

Section 10.2.	Merger, Consolidation, Etc. 30

Section 10.3.	Sales of Assets 32

Section 10.4.	Line of Business 33

Section 10.5.	Terrorism Sanctions Regulations 33

Section 10.6.	Limitation on Liens 33

Section 10.7.	Financial Covenants 35

Section 11.	Events of Default 36

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Section 12.	Remedies on Default, Etc. 39

Section 12.1.	Acceleration 39

Section 12.2.	Other Remedies 39

Section 12.3.	Rescission 39

Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc. 40

Section 13.	Tax Indemnification 40

Section 14.	Registration; Exchange; Substitution of Notes 43

Section 14.1.	Registration of Notes 43

Section 14.2.	Transfer and Exchange of Notes 43

Section 14.3.	Replacement of Notes 44

Section 15.	Payments on Notes 44

Section 15.1.	Place of Payment 44

Section 15.2.	Home Office Payment 44

Section 16.	Expenses, Etc. 45

Section 16.1.	Transaction Expenses 45

Section 16.2.	Certain Taxes 46

Section 16.3.	Survival 46

Section 17.	Survival of Representations and Warranties; Entire Agreement 46

Section 18.	Amendment and Waiver 46

Section 18.1.	Requirements 46

Section 18.2.	Solicitation of Holders of Notes 47

Section 18.3.	Binding Effect, Etc. 48

Section 18.4.	Notes Held by Obligors, Etc 48

Section 19.	Notices; English Language 48

Section 20.	Reproduction of Documents 49

Section 21.	Confidential Information 49

Section 22.	Substitution of Purchaser 50

Section 23.	Parent Guaranty 51

Section 23.1.	Parent Guaranty 51

Section 23.2.	Obligations Absolute and Unconditional 52

Section 23.3.	Intent 55

Section 23.4.	Subrogation 55

Section 23.5.	Preference 56

Section 23.6.	Marshalling 56

Section 24.	Miscellaneous 56

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Section 24.1.	Successors and Assigns 56

Section 24.2.	Payments Due on Non‑Business Days 57

Section 24.3.	Accounting Terms 57

Section 24.4.	Severability 57

Section 24.5.	Construction, Etc 58

Section 24.6.	Counterparts 58

Section 24.7.	Governing Law 58

Section 24.8.	Jurisdiction and Process; Waiver of Jury Trial 58

Section 24.9.	Obligation to Make Payment in Dollars 59
Signature    60

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Schedule A	- Information Relating to Purchasers

Schedule B	- Defined Terms

Schedule 4.9	- Changes in Corporate Structure

Schedule 5.3	- Disclosure Materials

Schedule 5.4	- Subsidiaries of the Parent and Ownership of Subsidiary Stock

Schedule 5.5	- Financial Statements

Schedule 5.15	- Existing Indebtedness

Schedule 10.6	- Liens

Exhibit 1.1(a)	- Form of 4.01%, Series 2011A, Senior Note, due September 30, 2021

Exhibit 1.1(b)	- Form of 4.11%, Series 2011B, Senior Note, due September 30, 2023

Exhibit 2.2	- Form of Subsidiary Guaranty
Exhibit 4.4(a)(i)    -    Form of Opinion of U.S. Counsel to the Obligors

Exhibit 4.4(a)(ii)	- Form of Opinion of The Netherlands Counsel for the Parent

Exhibit 4.4(b)	- Form of Opinion of Special Counsel to the Purchasers

Exhibit S	- Form of Supplement to Master Note Purchase Agreement

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Core Laboratories (U.S.) Interests Holdings, Inc.
6316 Windfern Road
Houston, Texas 77040

Core Laboratories N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

U.S.$150,000,000 Series 2011 Senior Notes

U.S.$75,000,000 4.01%, Series 2011A, Senior Notes due September 30, 2021
U.S.$75,000,000 4.11%, Series 2011B, Senior Notes due September 30, 2023

September 30, 2011

To Each of the Purchasers Listed in
Schedule A Hereto:
Ladies and Gentlemen:
Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation (the “Company”) and Core Laboratories N.V., a Netherlands limited liability company (the “Parent” and, together with the Company, the “Obligors”), each jointly and severally agrees with each of the purchasers whose names appear at the end hereof (each a “Purchaser” and collectively the “Purchasers”) as follows:

Section 1.	Authorization of Notes.
Section 1.1.    Authorization of Series 2011 Notes.    The Company will authorize the issue and sale of (i) U.S.$75,000,000 aggregate principal amount of its 4.01%, Series 2011A, Senior Notes due September 30, 2021 (the “Series 2011A Notes”) and (ii) U.S.$75,000,000 aggregate principal amount of its 4.11%, Series 2011B, Senior Notes due September 30, 2023 (the “Series 2011B Notes” and together with the Series 2011A Notes, the “Series 2011 Notes”). The Series 2011 Notes described above together with each series of Additional Notes that may from time to time be issued pursuant to the provisions of Section 1.2 are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 14). The Series 2011A Notes and the Series 2011B Notes shall be substantially in the form set out in Exhibit 1.1(a) and Exhibit 1.1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.2.    Additional Series of Notes. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional series of its senior unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S, provided that the aggregate principal amount of Notes of all series issued and outstanding at any one time pursuant to all Supplements in accordance with the terms of this Section 1.2 shall not exceed U.S.$400,000,000. Each additional series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:
(i)     each series of Additional Notes, when so issued, shall be differentiated from all previous series by sequential chronological and alphabetical designation inscribed thereon;
(ii)    each series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants and additional events of default (including covenants and/or events of default which are similar in structure to existing covenants and/or events of default and are more restrictive) as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants and such additional events of default without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants and additional events of default shall not reduce or diminish any existing covenants or events of default, but shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding, and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 17;
(iii)    each series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;
(iv)    the minimum denomination shall be U.S.$100,000 or more;
(v)    all Additional Notes shall mature more than one year after the issuance thereof and shall rank pari passu with all other outstanding Notes; and
(vi)    no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.
It is specifically acknowledged and agreed that the Purchasers of the Series 2011 Notes, or any other holder of Notes shall not have any obligation to purchase any Additional Notes.
Section 1.3.    Dollar Limit on Notes. No Notes shall be issued hereunder (whether pursuant to Section 1.1 or Section 1.2) if, after giving effect to the issuance of such Notes, the aggregate principal amount of all Notes outstanding would exceed the maximum amount permitted by the Bank Credit Agreement.

Section 2.	Sale and Purchase of Series 2011 Notes; Guaranties.
Section 2.1.    Series 2011 Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series 2011 Notes in the principal amount and of the series specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Purchaser hereunder. The Series 2011 Notes and each other series of Notes issued hereunder are each herein sometimes referred to as Notes of a “series”.
Section 2.2.    Parent Guaranty. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement are absolutely and unconditionally guaranteed by the Parent pursuant to the Parent Guaranty set forth in Section 23 hereof.
Section 2.3.    Subsidiary Guaranty. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by each Obligor of its obligations under this Agreement are absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement dated as of even date herewith, which shall be substantially in the form of Exhibit 2.2 attached hereto, and otherwise in accordance with the provisions of Section 9.8 hereof (the “Subsidiary Guaranty”).
(b)    The holders of the Notes agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Obligors, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty), whether as a borrower, obligor and/or guarantor, from all obligations under the Bank Credit Agreement and the Obligors so certify to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Obligors shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists, and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of any Obligor for the purpose of such release, holders of the Notes shall receive equivalent consideration.

Section 3.	Closing.
The sale and purchase of the Series 2011 Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 11:00 A.M., central daylight time, at a closing (the “Closing”) on September 30, 2011 or on such other Business Day thereafter on or prior to October 31, 2011 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Series 2011 Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least U.S.$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 488029550409 at Bank of America, N.A. for Core Laboratories (U.S.) Interests Holdings, Inc., Dallas, Texas, ABA number 026009593. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.	Conditions to Closing.
Each Purchaser's obligation to purchase and pay for the Series 2011 Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions (except that the conditions set forth in Section 4.13 shall not be applicable to the Series 2011 Notes):
Section 4.1.    Representations and Warranties.
(a)    Representations and Warranties of the Obligors. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.
(b)    Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of the Closing.
Section 4.2.    Performance; No Default. Each Obligor and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by each such Obligor and each such Subsidiary Guarantor prior to or at the Closing, and after giving effect to the issue and sale of the Series 2011 Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither any Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Sections applied since such date.
Section 4.3.    Compliance Certificates.
(a)    Officer's Certificate. Each Obligor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.
(b)    Secretary's or Director's Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2011 Notes and this Agreement.
(c)    Officer's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.
(d)    Secretary's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Andrews Kurth LLP, U.S. counsel for the Obligors, and NautaDutilh, The Netherlands counsel for the Parent, substantially in the respective forms set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct their counsels to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers' special U.S. counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser's purchase of Series 2011 Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Series 2011 Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series 2011 Notes to be purchased by it at the Closing as specified in Schedule A.
Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 16.1, the Obligors shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special U.S. counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.
Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of Notes.
Section 4.9.    Changes in Corporate Structure. Except as set forth in Schedule 4.9, neither Obligor nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank's ABA number and (c) the account name and number into which the purchase price for the Series 2011 Notes is to be deposited.
Section 4.11.    Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Initial Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Initial Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.
Section 4.12.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.13.    Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers, if any, to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:
(a)    Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer's Certificate dated the date of issue of such series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Obligors are in compliance with the requirements of Sections 9 and 10 (and any other financial covenants included in any Supplement with respect to any series of Notes then outstanding) on such date.
(b)    Execution and Delivery of Supplement. The Obligors and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.
(c)    Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.
(d)    Closing Conditions.    The closing conditions set forth in Section 4 shall have been updated and performed as of the date of issuance of each series of Additional Notes (irrespective of whether such closing conditions initially apply only to the Series 2011 Notes).

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.
Each Obligor represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority. The Company is a corporation and the Parent is a limited liability company duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation or formation, and is duly qualified as a foreign entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and, in the case of the Company, the Series 2011 Notes and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of each Obligor and the Series 2011 Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of each Obligor enforceable against each Obligor in accordance with its terms, and upon execution and delivery thereof by the Company each Series 2011 Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except in each case as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Obligors, through their agent, Merrill Lynch, Pierce, Fenner & Smith

Incorporated, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September, 2011 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of any Obligor in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to September 16, 2011 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2010 there has been no change in the financial condition, operations, business or properties of any Obligor or any their respective Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Parent's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary, (ii) of the Parent's Affiliates, other than Subsidiaries, and (iii) of the Parent's directors and senior officers.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).
(c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Obligors have delivered to each Purchaser copies of the financial statements of the Parent and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedules and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments). The Obligors and their respective Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by any Obligor of this Agreement and the Series 2011 Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any of their respective Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by‑laws, or any other agreement or instrument to which any Obligor or any of their respective Subsidiaries is bound or by which any Obligor or any of their respective Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any of their respective Subsidiaries.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Series 2011 Notes, including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under this Agreement or the Series 2011 Notes and the payment of such Dollars to Persons resident in the United States of America. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in The Netherlands of this Agreement, the Subsidiary Guaranty or the Series 2011 Notes that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any of their respective Subsidiaries or any property of any Obligor or any of their respective Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Neither any Obligor nor any of their respective Subsidiaries is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Obligors and their respective Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Obligors or their respective Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP. Neither Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors and their respective Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.
No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of The Netherlands or any political subdivision thereof will be incurred by any Obligor or any holder of a Series 2011 Note as a result of the execution or delivery of this Agreement or the Series 2011 Notes and no deduction or withholding in respect of Taxes imposed by or for the account of The Netherlands or, to the knowledge of any Obligor, any other Taxing Jurisdiction, is required to be made from any payment by any Obligor under this Agreement or the Series 2011 Notes except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of The Netherlands arising out of circumstances described in clause (a), (b) or (c) of Section 13.
Section 5.10.    Title to Property; Leases. Each Obligor and its respective Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any Obligor or any of their respective Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. (a) Each Obligor and its respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the best knowledge of each Obligor, no product of any Obligor or any of their respective Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of each Obligor, there is no Material violation by any Person of any right of any Obligor or any of their respective Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any Obligor or any of its Subsidiaries.
Section 5.12.    Compliance with ERISA; Non‑U.S. Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than

Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The present value of the accrued benefit liabilities (whether or not vested) under each Non‑U.S. Plan that is funded, determined as of the end of the Parent's most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non‑U.S. Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Obligors and their ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non‑U.S. Plan.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its respective Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Series 2011 Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series 2011 Notes to be purchased by such Purchaser.
(f)    All Non‑U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non‑U.S. Plan documents or applicable laws to be paid or accrued by the Parent and any foreign Subsidiary have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.
Section 5.13.    Private Offering by the Obligors. Neither any Obligor nor anyone acting on their behalf has offered the Series 2011 Notes or the Parent Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Series 2011 Notes at a private sale for investment. Neither Obligor nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2011 Notes or the execution and delivery of the Parent Guaranty to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company intends to use the net proceeds from the sale of the Series 2011 Notes for general corporate purposes, which could include replacing any short term borrowing and other general obligations. No part of the proceeds from the sale of the Series 2011 Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent and its Subsidiaries and the Parent does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness (other than intercompany Indebtedness) of the Obligors and their Subsidiaries as of August 31, 2011 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness (other than intercompany Indebtedness) of any Obligor or its respective Subsidiaries. Neither any Obligor nor any of their respective Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness (other than intercompany Indebtedness) of any Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness (other than intercompany Indebtedness) of any Obligor or any of its respective Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness (other than intercompany Indebtedness) to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither any Obligor nor any of their respective Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.
(c)    Neither any Obligor nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness (other than intercompany Indebtedness) of any Obligor, except as specifically indicated in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither any Obligor nor any Affiliated Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”).
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Affiliated Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.
(c)    To the actual knowledge of the Obligors after making due inquiry, neither any Obligor nor any Affiliated Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti‑Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti‑Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws. The Obligors have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Obligors and each Affiliated Entity are and will continue to be in compliance with all applicable current and future Anti‑Money Laundering Laws.
(d)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or any one else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Obligors have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Obligors and each Affiliated Entity are and will continue to be in compliance with all applicable anti‑corruption laws and regulations.
Section 5.17.    Status under Certain Statutes. Neither any Obligor nor any of its respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18.    Environmental Matters. (a) Neither any Obligor nor any of their respective Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Obligor or any of their respective Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither any Obligor nor any of their respective Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(c)    Neither any Obligor nor any of their respective Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.
(d)    All buildings on all real properties now owned, leased or operated by any Obligor or any of their respective Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
Section 5.19.    Ranking of Obligations. Each Obligor's payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Obligor.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment; Accredited Investor. Each Purchaser severally represents that it is purchasing the Series 2011 Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Series 2011 Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2011 Notes. Each Purchaser severally represents that it is an “accredited investor,” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.
Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series 2011 Notes to be purchased by it hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1 or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO THE OBLIGORS.
Section 7.1.    Financial and Business Information. The Parent shall deliver to each holder of Notes that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):
(a)    Interim Statements - promptly after the same are available and in any event within 45 days (or such longer period, up to an additional 15 days, for which an extension is permitted by the SEC) after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of
(i)    a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period,
(ii)    consolidated statements of income, changes in shareholders' equity and cash flows of the Parent and its Subsidiaries, for such period and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year‑end adjustments; provided that delivery within the time period specified above of copies of the Parent's Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Parent shall be deemed to have made such delivery of such Form 10‑Q if it shall have timely made such Form 10‑Q available on “EDGAR” and on its home page on the worldwide web (currently, http://www.corelab.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”)
(b)    Annual Statements - promptly after the same are available and in any event within 90 days (or such longer period, up to an additional 30 days, for which an extension is permitted by the SEC) after the end of each fiscal year of the Parent, duplicate copies of
(i)    a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders' equity and cash flows of the Parent and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied, with respect to the financial statements of the Parent and its Subsidiaries, by an opinion thereon of independent public accountants of recognized international standing (without a “going concern” or like qualification or exception and without any qualification or exception to the financial position of the companies being reported on), which opinion shall state that such financial statements present fairly, in all material respects the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the standards of the PCAOB, and that such audit provides a reasonable basis for such opinion in the circumstance; provided that the delivery within the time period specified above of the Parent's Form 10‑K for such fiscal year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant's opinion described above (the “Accountants' Opinion”), shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Parent shall be deemed to have made such delivery of such Form 10‑K if it shall have timely made Electronic Delivery thereof, in which event the Parent shall separately deliver, concurrently with such Electronic Delivery, the Accountants' Opinion;
(c)    SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by any Obligor or any of their respective Subsidiaries to their principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by any Obligor or any of their respective Subsidiaries to the public concerning developments that are Material, provided that the Parent shall be deemed to have made such delivery of such reports if it shall have timely made Electronic Delivery thereof;

(d)    Notice of Default or Event of Default - promptly and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;
(e)    Employee Benefit Matters - promptly and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that any Obligor or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or
(iv)    receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non‑U.S. Plans;
(f)    Notices from Governmental Authority ‑‑ promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any of their respective Subsidiaries from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g)    Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any of their respective Subsidiaries or relating to the ability of any Obligors to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Obligors explaining the Parent's financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes; and
(h)    Supplements - promptly and in any event within five (5) Business Days after the execution and delivery of any Supplement, a copy thereof.

Section 7.2.    Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:
(a)    Covenant Compliance - the information required in order to establish whether the Obligors were in compliance with the requirements of Sections 10.3 and 10.7, and any other financial covenant added pursuant to any Supplement, during the interim or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
(b)    Event of Default - a statement with each interim or annual period covered by the statements then being furnished to the date of the certificate that such Senior Financial Officer has reviewed the relevant terms hereof and is not aware of the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor or any of their respective Subsidiaries to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation. Each Obligor shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)    No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of each Obligor, to discuss the affairs, finances and accounts of such Obligor with each Obligor's executive officers, and (with the consent of the Obligors, which consent will not be unreasonably withheld) its independent public accountants; and
(b)    Default - if a Default or Event of Default then exists, at the expense of the Obligors to visit and inspect any of the offices or properties of the Obligors, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Obligor authorizes said accountants to discuss the affairs, finances and accounts of each Obligor), all at such times and as often as may be requested.
Section 7.4.    Limitation on Disclosure Obligation. The Obligors shall not be required to disclose the following information pursuant to Section 7.1(c), 7.1(g) or 7.3:
(a)    information that each Obligor determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or
(b)    information that, notwithstanding the confidentiality requirements of Section 21, the Obligors are prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non‑Affiliate binding upon an Obligor and not entered into in contemplation of this clause (b), provided that the Obligors shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Obligors have received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.
Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Obligors will provide such holder with a written opinion of counsel (which may be addressed to the Obligors) relied upon as to any requested information that the Obligors are prohibited from disclosing to such holder under circumstances described in this Section 7.4.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE SERIES 2011 NOTES.
Section 8.1.     Maturity. As provided therein, the entire unpaid principal balance of the Series 2011A Notes and the Series 2011B Notes shall be due and payable on the respective stated maturity dates thereof.
Section 8.2.    Optional Prepayments with Make‑Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make‑Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make‑Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make‑Whole Amount as of the specified prepayment date.
Section 8.3.    Prepayment for Tax Reasons. If at any time as a result of a Change in Tax Law (as defined below) any Obligor is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 10% or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of any Obligor to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make‑Whole Amount for each such Note, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make‑Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder's right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder's right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make‑Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make‑Whole Amount as of such prepayment date.
No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of any Obligor to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).
The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (a) if a Default or Event of Default then exists, (b) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (c) if the obligation to make such Additional Payments directly results or resulted from actions taken by any Obligor or any of their Subsidiaries (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.
For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of The Netherlands after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of any Obligor (which shall be evidenced by an Officer's Certificate of such Obligor and supported by a written opinion of counsel having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.
Section 8.4.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All regularly scheduled partial prepayments made with respect to any series of Additional Notes pursuant to any Supplement shall be allocated as provided therein.

Section 8.5.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount or Modified Make‑Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount or Modified Make‑Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.6.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes and (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of the Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 7 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.7.    Make‑Whole Amount and Modified Make‑Whole Amount for the Series 2011 Notes. The terms “Make‑Whole Amount” and “Modified Make‑Whole Amount” mean, with respect to any Series 2011 Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2011 Note over the amount of such Called Principal, provided that neither the Make‑Whole Amount nor the Modified Make‑Whole Amount may in any event be less than zero. For the purposes of determining the Make‑Whole Amount or Modified Make-Whole Amount, the following terms have the following meanings:
“Applicable Percentage” in the case of a computation of the Modified Make‑Whole Amount for purposes of Section 8.3 means 1.00% (100 basis points), and in the case of a computation of the Make‑Whole Amount for any other purpose means 0.50% (50 basis points).
“Called Principal” means, with respect to any Series 2011 Note, the principal of such Series 2011 Note that is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Series 2011 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series 2011 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Series 2011 Note, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of this paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series 2011 Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one‑twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one‑twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2011 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2011 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.
“Settlement Date” means, with respect to the Called Principal of any Series 2011 Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.8.    Change in Control. (a) Notice of Change in Control. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes and such notice shall contain and constitute an offer to prepay Notes of each Series as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.
(b)    Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) and, such date shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer).
(c)    Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.
(d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment (without the payment of any Make-Whole Amount). The prepayment shall be made on the Proposed Prepayment Date.
(e)    Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.
(f)    “Change in Control” Defined. “Change in Control” means an event or series of events by which:
(i)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(ii)    and upon the occurrence of (i) above, fifty percent (50%) or more of the members of the board of directors or other appropriate body of the Parent on any date shall not have been (a) members of the board of directors or other appropriate body of the Parent on the date 12 months prior to such date or (b) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the board of directors or other appropriate body of the Parent as constituted on the date 12 months prior to such date; or

(iii)    any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing fifty percent (50%) or more of the combined voting power of such securities; or
(iv)    all or substantially all of the assets of the Parent are sold in a single transaction or series of related transactions to any Person; or
(v)    the Parent merges or consolidates with or into any other Person, with the effect that immediately after such transaction the stockholders of the Parent immediately prior to such transaction hold less than a majority of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction; or
(vi)    the Parent shall cease to own or control, directly or indirectly, one-hundred percent (100%) of the equity securities of the Company.

SECTION 9.	AFFIREMATIVE COVENANTS.
Each Obligor covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Law. Without limiting Section 10.5, each Obligor will, and will cause each of its respective Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16 and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non‑compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. Each Obligor will, and will cause each of its respective Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co‑insurance and self‑insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3.    Maintenance of Properties. Each Obligor will, and will cause each of its respective Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent any Obligor or any of their respective Subsidiaries from discontinuing the operation and the maintenance of any of their respective properties if such discontinuance is desirable in the conduct of their respective business and such Obligor or such Subsidiary has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. Each Obligor will, and will cause each of its respective Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor or any of their respective Subsidiaries, provided that neither any Obligor nor any of their respective Subsidiaries need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or any of its respective Subsidiaries has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, each Obligor will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.3, each Obligor will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into an Obligor or a Wholly‑Owned Subsidiary) and all rights and franchises of each Obligor and its respective Subsidiaries unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Books and Records. Each Obligor will, and will cause each of its respective Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor or such Subsidiary, as the case may be.
Section 9.7.    Priority of Obligations. Each Obligor will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Obligor.
Section 9.8.    Additional Subsidiary Guarantors. The Obligors will cause any of their respective Subsidiaries which becomes a party to, either as a borrower or obligor or otherwise guarantees, Indebtedness in respect of the Bank Credit Agreement, to enter into the Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with the incurrence of any such obligation pursuant to such Bank Credit Agreement) the following items:
(a)    a joinder agreement in respect of the Subsidiary Guaranty;
(b)    a certificate signed by the President, a Vice President or another authorized Responsible Officer of the Parent making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7 and in the Subsidiary Guaranty, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and
(c)    an opinion of counsel (who may be in-house counsel for the Parent) addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

SECTION 10.	NEGATIVE COVENANTS.
Each Obligor covenants that so long as any of the Notes are outstanding:
Section 10.1.    Transactions with Affiliates. The Obligors will not and will not permit any of its respective Subsidiaries to enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than any Obligor or any of their respective Subsidiaries), except in the ordinary course and pursuant to the reasonable requirements of such Obligor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm's‑length transaction with a Person not an Affiliate.
Section 10.2.    Merger, Consolidation, Etc. The Obligors will not, and will not permit any of its respective Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:
(1)    any Subsidiary of the Obligors may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) any Obligor or a wholly-owned Subsidiary so long as in any merger or consolidation involving any Obligor, such Obligor shall be the surviving or continuing corporation and so long as in any merger or consolidation of the Company and the Parent, the Parent shall be the surviving or continuing corporation, or (ii) any other Person so long as the survivor is a Subsidiary of either Obligor, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.3; and
(2)    the foregoing restriction does not apply to the consolidation or merger of any Obligor with, or the conveyance, transfer or lease of substantially all of the assets of any Obligor in a single transaction or series of transactions to, any Person so long as:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Obligor as an entirety, as the case may be (the “Successor Corporation”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or The Netherlands;
(b)    if such Obligor is not the Successor Corporation, such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (including the Parent Guaranty and each Supplement thereto) and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Successor Corporation shall have caused to be delivered to each holder of Notes (A) an opinion of internationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and complies with the terms hereof, and (B) a ratification and acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty continues in full force and effect (to the extent that such Subsidiary Guaranty has not been released in accordance with Section 2.3(b)); and
(c)    immediately before and after giving effect to such transaction no Default or Event of Default would exist (it being agreed that, for purposes of determining compliance with Section 10.7(b), such transaction shall be treated on a pro forma basis for the relevant period as having been consummated as of the last day of the immediately preceding fiscal quarter).
No such conveyance, transfer or lease of all or substantially all of the assets of any Obligor shall have the effect of releasing such Obligor or Successor Corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.
The provisions of this Section 10.2 shall not limit the rights of the holders of Notes under Section 8.8.
Section 10.3.    Sales of Assets. The Obligors will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any Substantial Part (as defined below) of the assets of the Obligors and their Subsidiaries; provided, however, that any Obligor or any Subsidiary may sell, lease or otherwise dispose of assets constituting a Substantial Part of the assets of the Parent and its Subsidiaries if such assets are sold in an arm's length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of Substantial Part set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:
(1)    to acquire productive assets used or useful in carrying on the business of the Obligors and their Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or
(2)    to prepay or retire Senior Indebtedness of the Obligors and/or their Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, but without the payment of the Make-Whole Amount. Any offer of prepayment of the Notes pursuant to this Section 10.5 shall be given to each holder of the Notes by written notice that shall be delivered not less than fifteen (15) days and not more than sixty (60) days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such holder's Notes. Each holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 10.3 shall be deemed to constitute a rejection of such offer by such holder. Prepayment of Notes pursuant to this Section 10.5 shall be made in accordance with Section 8.2 (but without payment of the Make-Whole Amount).
A sale, lease or other disposition of assets shall be deemed to be a “Substantial Part” of the assets of the

Parent and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Parent and its Subsidiaries during any period of 12 consecutive months, exceeds 10% of Consolidated Total Assets (Consolidated Total Assets to be determined as of the end of the fiscal quarter of the Parent immediately preceding such sale, lease or other disposition); provided that there shall be excluded from any determination of a “Substantial Part” any (i) sale or disposition of assets in the ordinary course of business of the Parent and its Subsidiaries, (ii) any transfer of assets from the Parent to any Subsidiary or from any Subsidiary to the Parent or a Subsidiary, and (iii) any sale or transfer of property acquired by the Parent or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Parent or any Subsidiary if the Parent or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.
Section 10.4.    Line of Business. The Obligors will not and will not permit any of its respective Subsidiaries to engage in any business if, as a result, the general nature of the business in which such Obligor and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which such Obligor and its respective Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.
Section 10.5.    Terrorism Sanctions Regulations. The Obligors will not and will not permit any Affiliated Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person.
Section 10.6.    Limitation on Liens. The Obligors will not and will not permit any of its respective Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any property, assets or revenues of any Obligor or any of their respective Subsidiaries, whether now owned or hereafter acquired, other than the following:
(a)    statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which the Obligors or their Subsidiaries have set aside on their books adequate reserves in accordance with GAAP consistently applied);
(b)    Liens imposed by law which were incurred in the ordinary course of business, such as carrier's, warehousemen's and mechanics' liens, statutory landlord's liens and other similar liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or materially impair the use thereof in the operation of the business of any Obligor or its respective Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Lien or procuring the release of the property subject to such Lien from arrest or detention;
(c)    Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation and Liens resulting from the operation of law to the extent that any such judgment or order imposing such a Lien does not otherwise constitute a Default;
(d)    Liens on any property which do not secure Indebtedness and do not in the aggregate materially detract from the value of such property or materially impair the use thereof in the operation of the business of any Obligor or any of their respective Subsidiaries;
(e)    Liens arising solely by virtue of any statutory or common law provision, including without limitation any such Liens arising under the statutory or common law of the United States, The Netherlands or Curaçao, relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;
(f)    Liens on cash and Cash Equivalent Investments in an aggregate amount not to exceed $500,000 to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations;
(g)    Liens existing as of the date of the Closing and reflected in Schedule 10.6, and any subsequent extensions, renewals, modifications or refinancings thereof;
(h)    Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of an Obligor or a Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved; (ii) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within three hundred sixty-five (365) days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Indebtedness secured by such Lien), the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property, whether or not assumed by any Obligor or a Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of the Obligors to whom authority to enter into the transaction has been delegated by the board of directors of the Obligors); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(i)    Liens on the property of any Person acquired after the date of Closing to secure Indebtedness, provided that the Indebtedness is in existence (but not incurred or created in connection with such acquisition) on the date on which such Person is acquired (after the date of Closing) by the Parent or any of its Subsidiaries and for which Indebtedness: (a) neither the Parent nor any of its other Subsidiaries has any obligation with respect to such Indebtedness, and (b) none of the properties of the Parent or any of its other Subsidiaries is bound (and any extensions, renewals, modifications or refinancings thereof which do not increase the principal amount thereof or shorten the respective maturities thereof or increase the collateral therefore), not to exceed $10,000,000 outstanding at any one time;
(j)    Liens upon any property hereafter acquired by the Parent or any of its Subsidiaries to secure Indebtedness in existence on the date of such acquisition (but not incurred or created in connection with such acquisition), which Indebtedness is assumed by such Person simultaneously with such acquisition, which Liens extend only to the property so acquired and which Indebtedness is not otherwise recourse to the Parent and its Subsidiaries;
(k)    Liens securing Indebtedness on property or assets of any Obligor or its Subsidiaries which Liens were given after the Closing Date, provided the Obligors make, or cause to be made, effective provision whereby the obligations of the Obligors under this Agreement and the Notes will be equally and ratably secured with any and all other obligations thereby secured pursuant to a written agreement reasonably satisfactory to the Required Holders; and
(l)    Liens securing Priority Indebtedness, provided that the aggregate principal amount of any such Priority Indebtedness shall be permitted by Section 10.7(c), and, provided further that, no such Liens may secure any obligations under the Bank Credit Agreement.

Section 10.7.    Financial Covenants.
(a)    Coverage Ratio. The Parent will not permit the ratio, determined as of the end of each fiscal quarter of the Parent, for the then most recently ended four fiscal quarters of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, to be less than 2.00 to 1.00.
(b)    Leverage Ratio. The Parent will not permit the ratio, determined as of the end of each fiscal quarter of the Parent, for the then most-recently ended four fiscal quarters of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA to be greater than 3.50 to 1.00; provided that solely for the purposes of calculating Consolidated EBITDA for this Section 10.7(b), Consolidated EBITDA shall be measured on a pro forma basis.
(c)    Priority Indebtedness. The Parent will not at any time permit the aggregate amount of all Priority Indebtedness to exceed 15% of Consolidated Total Assets (Consolidated Total Assets to be determined as of the end of the then most recently ended fiscal quarter of the Parent).

SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    any Obligor defaults in the payment of any principal or Make‑Whole Amount or Modified Make‑Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration; or
(b)    any Obligor defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or
(c)    any Obligor defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 10.2, Section 10.3, Section 10.6 or Section 10.7 or any covenant in a Supplement which provides that it shall have the benefit of this paragraph (c) or any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or
(d)    any Obligor defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    any representation or warranty made in writing by or on behalf of any Obligor or any

Subsidiary Guarantor (or any officer on behalf of such Person) in any writing furnished in connection with the transactions contemplated hereby or by the Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (i) any Obligor or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make‑whole amount or interest on any Indebtedness (other than intercompany Indebtedness) that is outstanding in an aggregate principal amount of at least U.S.$5,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) any Obligor or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than intercompany Indebtedness) in an aggregate outstanding principal amount of at least U.S.$5,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness (other than intercompany Indebtedness) to convert such Indebtedness into equity interests and other than the early payment of the warrants or the exchangeable notes described in Schedule 5.15), (x) any Obligor or any Material Subsidiary has become obligated to purchase or repay Indebtedness (other than intercompany Indebtedness) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S.$5,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require any Obligor or any Material Subsidiary so to purchase or repay such Indebtedness; or
(g)    any Obligor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding‑up or liquidation of any Obligor or any Material Subsidiary, or any such petition shall be filed against any Obligor or any Material Subsidiary and such petition shall not be dismissed within 60 days; or
(i)    any event occurs with respect to any Obligor or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or
(j)    a final judgment or judgments for the payment of money aggregating in excess of U.S.

$5,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Obligors and their respective Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(k)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non‑U.S. Plans exceeds the aggregate current value of the assets of such Non‑U.S. Plans allocable to such liabilities, shall exceed U.S.$5,000,000 (or its equivalent in the relevant currency), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post‑employment welfare benefits in a manner that would increase the liability of the Company or any of its Subsidiaries thereunder, (vii) any Obligor or any of their respective Subsidiaries fails to administer or maintain a Non‑U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non‑U.S. Plan is involuntarily terminated or wound up or (viii) any Obligor or any of their respective Subsidiaries becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non‑U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or
(l)    the obligations of the Parent under the Parent Guaranty or any Subsidiary Guarantor under the Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any such obligations or the Parent or any Subsidiary, as applicable, shall deny it has any further liability under the Parent Guaranty or the Subsidiary Guaranty, as applicable, or give notice to that effect.
As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to any Obligor described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make‑Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make‑Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither any Obligor nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or thereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of any Obligor under Section 16, any Obligor will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements and any Registration Duty.

SECTION 13.	TAX INDEMNIFICATION.
All payments whatsoever under this Agreement and the Notes will be made by the Obligors in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.
If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by any Obligor under this Agreement or the Notes, the Obligors will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:
(a)    any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for any Obligor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;
(b)    any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by an Obligor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder's reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Company no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(c)    any combination of clauses (a) and (b) above;
and provided further that in no event shall the Obligors be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that any Obligors would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Obligors shall have given timely notice of such law or interpretation to such holder.
By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Obligors all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide the Obligors with such information with respect to such holder as the Obligors may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to any Obligor or mailed to the appropriate taxing authority (which in the case of a United Kingdom Inland Revenue Form FD13 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of an Obligor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.
On or before the date of the Closing the Obligors will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in The Netherlands pursuant to clause (b) of the first paragraph of this Section 13, if any, and in connection with the transfer of any Note the Obligors will furnish the transferee of such Note with copies of any Form and English translation then required.
If any payment is made by any Obligor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by any Obligor pursuant to this Section 13, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Obligors such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.
The Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by any Obligor of any Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Obligors, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.
If any Obligor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Obligors would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Obligors will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by any Obligor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.
If an Obligor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Obligors (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Obligors, subject, however, to the same limitations with respect to Forms as are set forth above.
The obligations of the Obligors under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

SECTION 14.	REGISTATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 14.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 14.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1 hereto or Exhibit 1 of the appropriate Supplement, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S.$100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 14.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$50,000,000 or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15.	PAYMENTS ON NOTES.
Section 15.1.    Place of Payment. Subject to Section 15.2, payments of principal, Make‑Whole Amount or Modified Make‑Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A., in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 15.2.    Home Office Payment. So long as any Purchaser or Additional Purchaser or such Purchaser's nominee or such Additional Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make‑Whole Amount or Modified Make‑Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A hereto, or, in the case of any Additional Purchaser's Schedule A attached to any Supplement pursuant to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such

Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person's nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

SECTION 16.	EXPENSES, ETC.
Section 16.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, either Obligor will pay all costs and expenses (including reasonable attorneys' fees of the special counsel identified in Section 4.4 for the Purchasers or any special counsel for the Additional Purchasers) incurred by each Purchaser and each Additional Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement) or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work‑out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. In addition, each Obligor will pay the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. Any Obligor will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or an Additional Purchaser or other holder in connection with its purchase of the Notes).
Section 16.2.    Certain Taxes. Each Obligor agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or The Netherlands or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by any Obligor pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by any Obligor hereunder.
Section 16.3.    Survival. The obligations of the Obligors under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

SECTION 17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement or any Supplement shall be deemed representations and warranties of such Obligor under this Agreement, provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18.	AMENDMENT AND WAIVER.
Section 18.1.    Requirements. (a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make‑Whole Amount or Modified Make‑Whole Amount on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Section 8, 11(a), 11(b), 12, 13, 18, 21, 23 or 24.9 (or any corresponding provision in a Supplement).
(b)    Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more series of Additional Notes consistent with Sections 1.2 and 4.13 hereof without obtaining the consent of any holder of any other series of Notes.
(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 18 by the holder of any Note that has transferred or has agreed to transfer such Note to any Obligor, any Subsidiary or any Affiliate of any Obligor and has provided or has agreed to provide such written consent in connection with such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted to or to be effected or granted that would not have been or would not be so effected or waivers granted but for such consent (and the consent of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.
Section 18.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Supplement unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
Section 18.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 18.4.    Notes Held by Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of their Affiliates shall be deemed not to be outstanding.

SECTION 19.	NOTICES; ENGLISH LANGUAGE.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), (b) by a recognized international commercial delivery service (with charges prepaid), or (c) by posting to IntraLinks® or a similar service reasonably acceptable to the Required Holders if the sender on the same day sends or causes to be sent notice of such posting by email or in accordance with clause (a) or (b) above. Any such notice must be sent:
(i)    if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Obligors in writing;
(ii)    if to an Additional Purchaser or its nominee, to such Additional Purchaser or its nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or its nominee shall have specified to the Obligors in writing;
(iii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligors in writing; or
(iv)    if to any Obligor, to such Obligor at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as any Obligor shall have specified to the holder of each Note in writing.
Notices under this Section 19 will be deemed given only when actually received.
Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.
This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in The Netherlands or any other jurisdiction in respect hereof or thereof.

SECTION 20.	REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing or by any Additional Purchaser (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any Additional Purchaser, may be reproduced by such Purchaser or such Additional Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser or such Additional Purchaser may destroy any original document so reproduced. Each Obligor and each Purchaser agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or such Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21.	CONFIDENTIAL INFORMATION.
For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser or any Additional Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or such Additional Purchaser as being confidential information of any Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or such Additional Purchaser or any person acting on such Purchaser's or such Additional Purchaser's behalf, (c) otherwise becomes known to such Purchaser or such

Additional Purchaser other than through disclosure by any Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or such Additional Purchaser, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's or such Additional Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's or such Additional Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such Obligor embodying the provisions of this Section 21.

SECTION 22.	SUBSTITUTION OF PURCHASER.
Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser or such Additional Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser or such Additional Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such original Additional Purchaser. In the event that such Affiliate is so substituted as a Purchaser or an Additional Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” or an “Additional Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such original Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23.	PARENT GUARANTY.
Section 23.1.    Parent Guaranty.
(a)    The Parent hereby irrevocably, absolutely and unconditionally guarantees to the holders of all Notes issued and outstanding from time to time, including the Series 2011 Notes and any series of Additional Notes: (i) the full and prompt payment of the principal of all of the Notes and of the interest thereon at the rates therein stipulated (including interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Company or the Parent) and the Make-Whole Amounts, the Modified Make-Whole Amounts and any Additional Payments, and all other amounts payable by the Company under this Agreement and any Supplement in each case when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, Modified Make-Whole Amount, if any, or interest at the rates set forth in the Notes and any Additional Payments), (ii) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or observed by the Company under the terms of the Notes and this Agreement, and (iii) the full and prompt payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including attorneys' fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or this Agreement, including, without limitation, in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or this Agreement or any of the terms thereof or of any other like circumstance or circumstances. The guarantee herein provided for is a guarantee of immediate and timely payment and shall not be deemed to be a guarantee only of the collectability and in consequence thereof each holder of the Notes may proceed directly against the Parent.
(b)    The Parent hereby undertakes to the holders from time to time of the Notes that if any amount referred to in sub-paragraph (a) is not paid when due, the Parent shall immediately on demand pay that amount as if it was the principal obligor.
(c)    The Parent hereby agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the holders from time to time of the Notes immediately on demand against any cost, loss or liability it incurs as a result of any amount referred to in sub-paragraph (a) not being paid which would, but for such unenforceability, invalidity or illegality, have been payable on the date when it would have been due. The amount payable by the Parent under this indemnity will not exceed the amount it would have had to pay under this Section 23 if the amount claimed had been recoverable on the basis of a guarantee.
Section 23.2    Obligations Absolute and Unconditional. The obligations of the Parent under this Section 23 shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, Make-Whole Amount (if any), Modified Make-Whole Amount (if any) on the Notes and all other sums due pursuant to Section 23.1 shall have been indefeasibly paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Parent:
(a)    the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver this Agreement, and irrespective of the validity of the Notes or this Agreement or of any defense whatsoever that the Company may or might have to the payment of the

Notes (principal, interest, Make-Whole Amount, if any, and Modified Make-Whole Amount, if any) and any Additional Payments, or to the performance or observance of any of the provisions or conditions of this Agreement, or the existence or continuance of the Company as a legal entity;
(b)    any failure to present the Notes for payment or to demand payment thereof, or to give the Company or the Parent notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or this Agreement;
(c)    the acceptance of any security or any guaranty, the advance of additional money to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes, of this Agreement or of the Company or the Parent thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;
(d)    any act or failure to act with regard to the Notes or this Agreement or anything which might vary the risk of the Parent;
(e)    any action taken under this Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under this Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company;
(f)    the waiver, compromise, settlement (other than payment in full in cash by the Company), release or termination of any or all of the obligations, covenants or agreements of the Company contained in this Agreement or the payment, performance or observance thereof;
(g)    the failure to give notice to the Company or the Parent of the occurrence of any Default or Event of Default under the terms and provisions of this Agreement;
(h)    the extension of the time for payment of any principal of, or interest (or Make-Whole Amount or Modified Make-Whole Amount, if any) on, any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of this Agreement or the extension or the renewal of any thereof;
(i)    the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Agreement or the Notes, including any increase in the principal amount, interest rate or prepayment amounts;
(j)    any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in this Agreement or the Notes or any other act or acts on the part of the holders from time to time of the Notes;
(k)    the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company, the Parent or any of the assets of any of them, or any allegation or contest of the validity of this Agreement or the disaffirmance of this Agreement in any such proceeding (it being understood that the obligations of the Parent under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company or the Parent or any other guarantor, all as though such payment had not been made);
(l)    any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Parent from the performance or observance of any obligation, covenant or agreement contained in this Agreement;
(m)    the invalidity or unenforceability of the Notes or this Agreement;
(n)    the invalidity or unenforceability of the obligations of the Parent under this Agreement, the absence of any action to enforce such obligations of the Parent, any waiver or consent by the Parent with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Parent, including, without limitation, any failure or delay in the enforcement of the obligations of the Parent with respect to this Agreement or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Parent or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement or the Notes or any other agreement;
(o)    the default or failure of the Parent or the Company fully to perform any of its covenants or obligations set forth in this Agreement;
(p)    the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, this Agreement or any other instruments;
(q)    in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;
(r)    any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;
(s)    the failure of the Parent to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Agreement;
(t)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent or the Company in respect of the obligations of the Parent or the Company under this Agreement;
(u)    any default, failure or delay, willful or otherwise, in the performance by the Company or any other Person of any obligations of any kind or character whatsoever of the Company or any other Person (including, without limitation, the obligations and undertakings of the Company or any other Person under the Notes or this Agreement); or
(v)    any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, this Agreement or any instrument relating thereto;
provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Parent hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, Make-Whole Amount, Modified Make-Whole Amount, if any, any Additional Payments and interest on the Notes, and of all other sums due and owing to the holders of the Notes pursuant to this Agreement, in full, this Agreement being a continuing guarantee extending to the ultimate balance of sums payable and referred to in Section 23.1(a) regardless of any intermediate discharge, in whole or in part, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Parent liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company or to any other Person or to the properties or estates of any of the foregoing. All rights of the holder of any Note pursuant thereto or to this Agreement may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to the Parent or the Company. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or this Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or this Agreement the obligations of the Parent under this Section 23 shall remain in full force and effect and shall apply to each and every subsequent default.
Section 23.3.    Intent. Without prejudice to the generality of Section 23.2, the Parent expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of this Agreement or the Notes and/or any facility or amount made available under this Agreement or the Notes for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
Section 23.4.    Subrogation. To the extent of any payments made by the Parent under this Agreement, the Parent shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Parent covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made and, to that end, the Parent agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by the Parent in accordance with the provisions of this Agreement, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Company or any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until 366 days after all of the Notes owned by Persons other than the Parent or any of its Affiliates and all other sums due or payable under this Agreement have been fully paid and discharged or payment therefor has been provided. If any amount shall be paid to the Parent in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Notes and all other amounts payable under this Agreement, such amounts shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Agreement, whether matured or unmatured.
Section 23.5.    Preference. The Parent agrees that to the extent the Company or any other Person makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Parent's obligations hereunder, as if said payment had not been made. The liability of the Parent hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.
Section 23.6.    Marshalling. None of the holders of the Notes shall be under any obligation (a) to marshal any assets in favor of the Parent or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of the Parent hereunder or (b) to pursue any other remedy that the Parent may or may not be able to pursue itself and that may lessen the Parent's burden or any right to which the Parent hereby expressly waives. The obligations of the Parent under this Agreement rank at least pari passu in right of payment with all other borrowings (actual or contingent) of the Parent which is not secured or mandatorily preferred by law or which is not expressly subordinated in right of payment to any other borrowings.

SECTION 24.	MISCELLANEOUS.
Section 24.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 24.2.    Payments Due on Non‑Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make‑Whole Amount, Modified Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 24.3.    Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, any election by the Parent to measure any financial liability using fair value (as permitted by International Accounting Standard 39 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Obligors or the Required Holders shall so request, representatives of the holders of the Notes designated by the Required Holders at such time and the Obligors shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Obligors shall provide to the holders of the Notes that are Institutional Investors financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
Section 24.4.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 24.5.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules, Exhibits and Supplements attached to this Agreement shall be deemed to be a part hereof.
Section 24.6.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 24.7.    Governing Law. This Agreement shall be construed and enforced in accordance with,

and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 24.8.    Jurisdiction and Process; Waiver of Jury Trial. (a) Each Obligor and each Purchaser irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Obligor and each Purchaser irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    Each Obligor and each Purchaser agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(c)    Each Obligor consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 24.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to the President, the General Counsel or any Senior Financial Officer of such Obligor or any other designated agent, as its agent for the purpose of accepting service of any process in the United States. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)    Nothing in this Section 24.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)    Each Obligor hereby irrevocably appoints the President, the General Counsel and each Senior Financial Officer of such Obligor to receive for it, and on its behalf, service of process in the United States.
(f)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
Section 24.9.    Obligation to Make Payment in Dollars. Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Obligor, shall constitute a discharge of the obligation of such Obligor under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, each Obligor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Obligors, whereupon this Agreement shall become a binding agreement between you and the Obligors.
Signature

Very truly yours,

Core Laboratories (U.S.) Interests Holdings, Inc.

By:	/s/ C. Brig Miller
Name:	C. Brig Miller
Title:	Assistant Treasurer

CORE LABORATORIES N.V.
By:    Core Laboratories International
B.V., its Sole Managing Director

By:	/s/ Jacobus Schouten
Name:	Jacobus Schouten
Title:	Managing Director

This Agreement is hereby accepted and agreed to as of the date thereof.

New York Life Insurance Company

By:	/s/ A. Post Howland
Name:	A. Post Howland
Title:	Corporate Vice President

New York Life Insurance and Annuity Corporation

By	New York Life Investment Management LLC, its Investment Manager

By:	/s/ A. Post Howland
Name:	A. Post Howland
Title:	Director

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)

By	New York Life Investment Management LLC, its Investment Manager

By:	/s/ A. Post Howland
Name:	A. Post Howland
Title:	Dirrector

This Agreement is hereby accepted and agreed to as of the date thereof.

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2)

By	New York Life Investment Management LLC, its Investment Manager

By:	/s/ A. Post Howland
Name:	A. Post Howland
Title:	Director

Massachusetts Mutual Life Insurance Company

By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ Thomas P. Shea
Name:	Thomas P. Shea
Title:	Managing Director

C.M. Life Insurance Company

By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ Thomas P. Shea
Name:	Thomas P. Shea
Title:	Managing Director

This Agreement is hereby accepted and agreed to as of the date thereof.

The Northwestern Mutual Life Insurance Company

By:	/s/ Jerome R. Baier
Name:	Jerome R. Baier
Its Authorized Representative

Aviva Life and Annuity Company
Royal Neighbors of America

By:	Aviva Investors North America, Inc., Its authorized attorney‑in‑fact

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	VP-Private Fixed Income

The Lincoln National Life Insurance Company

By: Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact

By:	/s/ Nicole W. Tullo
Name:	Nicole W. Tullo
Title:	Vice President

This Agreement is hereby accepted and agreed to as of the date thereof.

The Guardian Life Insurance Company of America

By:	/s/ Thomas M. Donohue
Name:	Thomas M. Donohue
Title:	Managing Director

Jackson National Life Insurance Company

By:	PPM America, Inc., as attorney in fact,n behalf of Jackson National Life Insurance Company

By:	/s/ Brian Manczak
Name:	Brian Manczak
Title:	Vice President

Connecticut General Life Insurance Company

By:	CIGNA Investments, Inc. (authorized agent)

By:	/s/ Lori E. Hopkins
Name:	Lori E. Hopkins
Title:	Managing Director

Life Insurance Company of North America

By:	CIGNA Investments, Inc. (authorized agent)

By:	/s/ Lori E. Hopkins
Name:	Lori E. Hopkins
Title:	Managing Director

This Agreement is hereby accepted and agreed to as of the date thereof.

Woodmen of the World Life Insurance Society

By:	/s/ Danny E. Cummins
Name:	Danny E. Cummins
Title:	President & CEO

By:	/s/ Pamela Hernandez
Name:	Pamela Hernandez
Title:	Exec VP/ Operations & Secretary

Modern Woodmen of America

By:	/s/ Michael E. Dau
Name:	Michael E. Dau
Title:	Treasurer & Investment Manager

Western-Southern Life Assurance Company

By:	/s/ James J. Vance
Name:	James J. Vance
Title:	Vice President

By:	/s/ Jonathan D. Niemeyer
Name:	Jonathan D. Niemeyer
Title:	Senior Vice President

This Agreement is hereby accepted and agreed to as of the date thereof.

American Fidelity Assurance Company

By:	/s/ Dave Abeln
Name:	Dave Abeln
Title:	V.P. Director Fixed Income

National Life Insurance Company

By:	/s/ R. Scott Higgins
Name:	R. Scott Higgins
Title:	Senior Vice President
Sentinel Asset Management

The Phoenix Insurance Company

By:	/s/ David D. Rowland
Name:	David D. Rowland
Title:	Senior Vice President

This Agreement is hereby accepted and agreed to as of the date thereof.

The Ohio National Life Insurance Company

By:	/s/ Jed R. Martin
Name:	Jed R. Martin
Title:	Vice President, Private Placements

Montgomery Re, Inc.

By:	/s/ Jed R. Martin
Name:	Jed R. Martin
Title:	Authorized Signer

PHL Variable Insurance Company

By:	/s/ Kathleen A. McGah
Name:	Kathleen A. McGah
Title:	Vice President

Information Relating to Purchasers

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010 Attention:Fixed Income Investors Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	$0	$14,100,000
Payments
All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York 10019
ABA #021-000-021
Credit: New York Life Insurance Company
General Account No. 008-9-00687

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
Notices
All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention: Securities Operations, Private Group, 2nd Floor
Fax Number: (908) 840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Schedule A
(to Note Purchase Agreement)

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com, and with a copy of any notices regarding defaults or Events of Default under the operative documents to:  Attention: Office of the General Counsel, Investment Section, Room 1016, Fax Number: (212) 576-8340.
Physical Delivery

New York Life Investment Management LLC
51 Madison Avenue, Room 1016M
New York, NY 10010
Attn: Rebecca Strutton, Director and Associate General Counsel
Phone: (212) 576-4825
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-5582869

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
New York Life Insurance and Annuity Corporation c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention:Fixed Income Investors Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	$0	$13,800,000
Payments
All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York
ABA #021-000-021
Credit: New York Life Insurance and Annuity Corporation
General Account No. 323-8-47382

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
Notices
All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention: Securities Operation, Private Group, 2nd Floor
Fax Number: (908) 840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
All other notices and communications to be addressed as first provided above, with a copy sent electronically to: FIIGLibrary@nylim.com and TraditionalPVtOps@nylim.com, and with a copy of any notices regarding defaults or Events of Default under the operative documents to:  Attention: Office of the General Counsel, Investment Section, Room 1016, Fax Number: (212) 576-8340.
Physical Delivery

New York Life Investment Management LLC
51 Madison Avenue, Room 1016M
New York, NY 10010
Attn: Rebecca Strutton, Director and Associate General Counsel
Phone: (212) 576-4825
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-3044743

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention:Fixed Income Investors Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	$0	$1,800,000
Payments
All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York
ABA #021-000-021
Credit: NYLIAC SEPARATE BOLI 30C
General Account Number 304-6-23970

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
Notices
All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention: Securities Operation, Private Group, 2nd Floor
Fax Number: (908) 840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
All other notices and communications to be addressed as first provided above, with a copy sent electronically to: (1) FIIGLibrary@nylim.com and (2) TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to: Attention: Office of the General Counsel, Investment Section, Room 1016, Fax Number: (212) 576-8340.
Physical Delivery

New York Life Investment Management LLC
51 Madison Avenue, Room 1016M
New York, NY 10010
Attn: Rebecca Strutton, Director and Associate General Counsel
Phone: (212) 576-4825
Name in which Notes are to be issued: New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)
Taxpayer I.D. Number: 13-3044743

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention:Fixed Income Investors Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	$0	$300,000
Payments
All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York
ABA #021-000-021
Credit: NYLIAC SEPARATE BOLI 3-2
General Account Number 323-9-56793

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.
Notices
All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention: Securities Operation, Private Group, 2nd Floor
Fax Number: (908) 840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
All other notices and communications to be addressed as first provided above, with a copy sent electronically to: (1) FIIGLibrary@nylim.com and (2) TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to: Attention: Office of the General Counsel, Investment Section, Room 1016, Fax Number: (212) 576-8340.
Physical Delivery

New York Life Investment Management LLC
51 Madison Avenue, Room 1016M
New York, NY 10010
Attn: Rebecca Strutton, Director and Associate General Counsel
Phone: (212) 576-4825
Name in which Notes are to be issued: New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2)
Taxpayer I.D. Number: 13-3044743

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Massachusetts Mutual Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	$11,500,000	$11,400,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021, PPN 21867* AA6” or “Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, Senior Notes due September 30, 2023, PPN 21867* AB4”, principal, premium or interest) to:

MassMutual Co-Owned Account
Citibank
New York, New York
ABA # 021000089
Account # 30510685
Re: Description of security, cusip, principal and interest split
With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.
Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 200, Attention: Securities Custody and Collection Department.
Physical Delivery

Steven J. Katz, Counsel
Babson Capital Management LLC
1500 Main Street, Suite 2800
Springfield, MA 01115
Phone: 413-226-1059
Fax: 413-226-2059
Email: skatz@babsoncapital.com
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 04-1590850

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
C.M. Life Insurance Company c/o Babson Capital Management LLC 1500 Main Street, Suite 2200 P.O. Box 15189 Springfield, Massachusetts 01115-5189 Attention: Securities Investment Division	$1,500,000	$1,600,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021, PPN 21867* AA6” or “Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, Senior Notes due September 30, 2023, PPN 21867* AB4”, principal, premium or interest) to:

MassMutual Co-Owned Account
Citibank
New York, New York
ABA # 021000089
Account # 30510685
Re: Description of security, cusip, principal and interest split
With telephone advice of payment to the Securities Custody and Collection Department of Babson Capital Management LLC at (413) 226-1754 or (413) 226-1803.
Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed Suite 200, Attention: Securities Custody and Collection Department.
Physical Delivery

Steven J. Katz, Counsel
Babson Capital Management LLC
1500 Main Street, Suite 2800
Springfield, MA 01115
Phone: 413-226-1059
Fax: 413-226-2059
Email: skatz@babsoncapital.com
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 06-1041383

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Securities Department Email: privateinvest@northwesternmutual.com	$20,000,000	$0
Payments
All payments by wire or intrabank transfer of immediately available funds to:

US Bank
777 East Wisconsin Avenue
Milwaukee, WI 53202
ABA #075000022

For the account of:
Northwestern Mutual Life
Account No. 182380324521
with sufficient information to identify the source of the transfer, the amount of interest, principal or premium, the series of Notes and PPN
Notices
All notices of payments and written confirmations of such wire transfers:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Investment Operations
Email: privates@northwesternmutual.com
All other communications to be addressed as first provided above.
Physical Delivery

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Anne T. Brower
Name of Nominee in which Notes are to be issued: None
Tax Identification Number: 39-0509570

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Aviva Life and Annuity Company c/o Aviva Investors North America, Inc. 215 10th Street, Suite 1000 Des Moines, IA 50309	$0	$7,000,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

The Bank of New York
New York, New York
ABA #021000018
Credit A/C# GLA111566
A/C Name: ALAC - Private FI
Custody Account Name: ALAC - Private FI
Custody Account Number: 447702
Reference: Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, PPN 21867* AB4, Senior Notes due September 30, 2023 (as among principal, make-whole and interest) of the payment being made.
Notices
All notices and communications, including Financials, Compliance and Requests to be addressed:

Aviva Life and Annuity Company
c/o Aviva Investors North America, Inc.
Attention: Private Fixed Income Dept.
215 10th Street, Suite 1000
Des Moines, IA 50309
Preferred Remittance: privateplacements@avivainvestors.com
Physical Delivery

The Bank of New York
One Wall Street, 3rd Floor
Window A
New York, New York 10286
FAO: ALAC-Private, A/C #447702
Name of Nominee in which Notes are to be issued: HARE & CO.
Taxpayer I.D. Number for Aviva Life and Annuity Company: 42-0175020
Taxpayer I.D. Number for Hare & Co.: 13-6062916

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Aviva Life and Annuity Company c/o Aviva Investors North America, Inc. 215 10th Street, Suite 1000 Des Moines, IA 50309	$0	$6,700,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

The Bank of New York
New York, New York
ABA #021000018
Credit A/C# GLA111566
A/C Name: Institutional Custody Insurance Division
Custody Account Name: Aviva Life and Annuity Co-Annuity
Custody Account Number: 010048
Reference: Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, PPN 21867* AB4, Senior Notes due September 30, 2023 (as among principal, make-whole and interest) of the payment being made.
Notices
All notices and communications, including Financials, Compliance and Requests to be addressed:

Aviva Life and Annuity Company
c/o Aviva Investors North America, Inc.
Attention: Private Fixed Income Dept.
215 10th Street, Suite 1000
Des Moines, IA 50309
Preferred Remittance: privateplacements@avivainvestors.com
Physical Delivery

The Bank of New York
One Wall Street, 3rd Floor
Window A
New York, New York 10286
FAO: Aviva Life and Annuity Co-Annuity, A/C #010048
Name of Nominee in which Notes are to be issued: HARE & CO.
Taxpayer I.D. Number for Aviva Life and Annuity Company: 42-0175020
Taxpayer I.D. Number for Hare & Co.: 13-6062916

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Royal Neighbors of America c/o Aviva Investors North America, Inc. Attention: Private Fixed Income Dept. 215 10th Street, Suite 1000 Des Moines, IA 50309 privateplacements@avivainvestors.com	$0	$1,300,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Northern Chgo/Trust
ABA #071000152
Credit wire account 5186041000
F/C 26-73769/Royal Neighbors

ATTN: INC/DIV Reference: Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, PPN 21867* AB4, Senior Notes due September 30, 2023 (as among principal, make-whole and interest) of the payment being made.
Notices
All notices and communications, including Financials, Compliance and Requests to be addressed:

Preferred Remittance:
Ell & Co.
c/o Northern Trust Co.
P.O. Box 92395
Chicago, IL 60675

With a copy to:
Preferred Remittance: privateplacements@avivainvestors.com

Royal Neighbors of America
c/o Aviva Investors North America, Inc.
Attention: Private Fixed Income Dept.
215 10th Street, Suite 1000
Des Moines, IA 50309
All other notices and communications to be addressed as first provided above.
Physical Delivery

Northern Trust Co NY
Harborside Financial Cent Co
Suite 1401
3 Second Street
Jersey City, NJ 07311

Ref: 26-73769/Royal Neighbors/Aviva
Name of Nominee in which Notes are to be issued: ELL & CO
Taxpayer I.D. Number for Royal Neighbors of America: 36-1711198
Taxpayer I.D. Number for ELL & CO: 36-6412623

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
The Lincoln National Life Insurance Company c/o Delaware Investment Advisers 2005 Market Street, Mail Stop 41-104 Philadelphia, Pennsylvania 19103 Attention: Fixed Income Private Placements Telefacsimile: (215) 255-1654	$6,000,000 $3,000,000	$3,000,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021, PPN 21867* AA6” or “Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, Senior Notes due September 30, 2023, PPN 21867* AB4”, principal, premium or interest) to:
The Bank of New York Mellon
One Wall Street, New York, New York 10286
ABA #021000018
BNF Account #: IOC566
Attention: Private Placement P&I Dept.
Further Credit: The Lincoln National Life Insurance Company
Ref: PPN/CUSIP# / SECURITY DESC / PAYT REASON

For Further Credit Account Numbers Listed Below:

Note Amount	Series	Lincoln Account Name	Custody Number
$6,000,000	2011A	The Lincoln National Life Insurance Company-Seg 66	215,733
$3,000,000	2011A	The Lincoln National Life Insurance Company-Seg 76	215,736
$3,000,000	2011B	The Lincoln National Life Insurance Company-Seg 65	215,732
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

Delaware Investment Advisers
2005 Market Street, Mail Stop 41-104
Philadelphia, Pennsylvania 19103
Attention: Fixed Income Private Placements
Private Placement Fax: (215) 255-1654

With notices of PAYMENT ONLY:

Lincoln Financial Group
1300 South Clinton Street, Mail Stop 2H-17
Fort Wayne, Indiana 46802

Attention: K. Estep - Investment Accounting
Investment Accounting Fax: (260) 455-2622

and

The Bank of New York Mellon
P. O. Box 19266
Newark, New Jersey 07195
Attention: Private Placement P&I Department
Reference: Account Name and PPN/Cusip Number
Physical Delivery of Notes

The Bank of New York Mellon
Attn: Free Receive Department
Contact Person: Arnold Musella (Telephone: (212) 635-1917)
One Wall Street, 3rd Floor
New York, NY 10286
(in cover letter reference Note amount, acct name, and custody acct #)

Please fax a copy of cover letter to: Karen Costa-The Bank of New York Mellon
Fax #: (315) 414-5017
with a copy to:

Lincoln Financial Group
Attn: Marilyn Smith
100 North Greene Street
Greensboro, NC 27401
Marilyn.Smith@lfg.com
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 35-0472300

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
The Guardian Life Insurance Company of America 7 Hanover Square New York, NY 10004-2616	$6,000,000	$2,000,000
Payments
All payments by bank wire transfer of immediately available funds to:

JP Morgan Chase
FED ABA #021000021
Chase/NYC/CTR/BNF
A/C 900-9-000200

Reference:	A/C #G05978, Guardian Life, Series 2011A = PPN 21867* AA6, Core Laboratories (U.S.) Interests Holdings, Inc.

Reference:	A/C #G05978, Guardian Life, Series 2011B = PPN 21867* AB4, Core Laboratories (U.S.) Interests Holdings, Inc.
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Thomas Donohue
Investment Department 9-A
Email: tdonohue@glic.com
Facsimile: (212) 919-2658
Physical Delivery of Notes

JP Morgan Chase, N.A.
4 Chase Metrotech Center, 3rd Floor
Brooklyn, NY 11245-0001
Attn: Physical Receive Department
Reference A/C #G05978, Guardian Life
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-5123390

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Jackson National Life Insurance Company One Corporate Way Lansing, Michigan 48951	$6,000,000	$0
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

The Bank of New York
ABA #021-000-018
BNF Account #: IOC566
FBO: JNL A/C #187242
Reference: PPN 21867* AA6, Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021 [include breakdown of P&I]
Notices
Original documents and copies of notes and certificates, notices, waivers, amendments and consents should be sent to:

(a)PPM America, Inc. 225 West Wacker Drive, Suite 1200 Chicago, IL 60606-1228 Attn: Private Placements-Luke Stifflear Phone: (312) 634-2597 Fax: (312) 634-0054	(b)PPM America, Inc. 225 West Wacker Drive, Suite 1200 Chicago, IL 60606-1228 Attn: Investment Acctg.-Craig Close Phone: (312) 634-2502 Fax: (312) 634-0906

Financial information should be sent to:

(a) PPM America, Inc. 225 West Wacker Drive, Suite 1200 Chicago, IL 60606-1228 Attn: Private Placements-Luke Stiffler Phone: (312) 634-2597 Fax: (312) 634-0054	(b)Jackson National Life Insurance Company One Corporate Way Lansing, MI 48951 Attn: Investment Acctg.-Mark Stewart Phone: (517) 367-3190 Fax: (517) 706-5503

Payment notices should be sent to:
Jackson National Life Insurance Company
c/o The Bank of New York
Attn: P&I Department
P.O. Box 19266
Newark, New Jersey 07195
Phone: (718) 315-3035, Fax: (718) 315-3076

Physical Delivery of Notes

The Bank of New York
Special Processing-Window A
One Wall Street, 3rd Floor
New York, New York 10286
Ref: JNL-JNL ELI, A/C # 187242
Name in which Notes are to be issued: Jackson National Life Insurance Company

Taxpayer I.D. Number: 38-1659835

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Connecticut General Life Insurance Company c/o CIGNA Investments, Inc. Attention: Fixed Income Securities Wilde Building, A5PRI 900 Cottage Grove Road Bloomfield, Connecticut 06002 Fax: 860-226-8400	$1,500,000 $1,000,000 $1,000,000 $1,000,000	$0
Payments
All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

J.P. Morgan Chase Bank
BNF=CIGNA Private Placements/AC=9009001802
ABA #021000021
OBI=Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021, PPN 21867* AA6
Address for Notices Related to Payments:

CIG & Co.
c/o CIGNA Investments, Inc.
Attention: Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Road
Bloomfield, Connecticut 06002
Fax: 860-226-8400

with a copy to:

J.P. Morgan Chase Bank
14201 Dallas Parkway, 12th Floor
Dallas, Texas 75254-2916
Attention: Rudy Paredes, Mail Code TX1-J222
Phone: 469-477-1960
Fax: 469-477-1904
All other notices to be addressed as first provided above.
Physical Delivery

J.P. Morgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
Attn: Physical Receive Department (718) 242-0264
Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Life Insurance Company of North America c/o CIGNA Investments, Inc. Attention: Fixed Income Securities Wilde Building, A5PRI 900 Cottage Grove Road Bloomfield, Connecticut 06002 Fax: 860-226-8400	$1,500,000	$0
Payments
All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

J. P. Morgan Chase Bank
BNF=CIGNA Private Placements/AC=9009001802
ABA #021000021
OBI=Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021, PPN 21867* AA6
Address for Notices Related to Payments:

CIG & Co.
c/o CIGNA Investments, Inc.
Attention: Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Road
Bloomfield, Connecticut 06002
Fax: 860-226-8400

with a copy to:

J.P. Morgan Chase Bank
14201 Dallas Parkway, 12th Floor
Dallas, Texas 75254-2916
Attention: Rudy Paredes, Mail Code TX1-J222
Phone: 469-477-1960
Fax: 469-477-1904
All other notices to be addressed as first provided above.
Physical Delivery

J.P. Morgan Chase Bank
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
Attn: Physical Receive Department (718) 242-0264
Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Woodmen of the World Life Insurance Society 1700 Farnam Street Omaha, Nebraska 68102 Attention: Securities Department Telecopier Number: (402) 342-5136	$2,000,000	$3,000,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021, PPN 21867* AA6” or “Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, Senior Notes due September 30, 2023, PPN 21867* AB4,” due date and application (as among principal, make whole and interest) of the payment being made) to:

U.S. Bank
1700 Farnam Street
Omaha, Nebraska 68102
ABA #104000029
For the account of WOW
Account Number 148747770730
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Contact Person:    Kim Parrott, Cash Manager/Investment Analyst
Telephone (402) 271-7873
KParrott@woodmen.org
Physical Delivery of Notes
Send physical security by via overnight delivery service to the address first provided above with a copy via email to:

Kim Parrott-KParrott@woodmen.org
Shawn Bengston-sbengtson@woodmen.org
Mark Fitzgibbons-mfitzgibbons@woodmen.org
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 47-0339250

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Modern Woodmen of America 1701 First Avenue Rock Island, Illinois 61201 Attention: Investment Department Email: investments@modern-woodmen.org Fax: (309) 793-5574	$2,000,000	$3,000,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021, PPN 21867* AA6” or “Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, Senior Notes due September 30, 2023, PPN 21867* AB4,” principal, premium or interest) to:

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675
ABA #071-000-152
Account Name: Modern Woodmen of America
Account Number 84352
Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to the PPN and the due date and application (as among principal, premium and interest) of the payment being made.
Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

Modern Woodmen of America
1701 First Avenue
Rock Island, Illinois 61201
Attention: Investment Accounting Department
Fax: (309) 793-5688
Physical Delivery of Notes
Send physical security by via overnight delivery service to the address first provided above except to the attention of Aaron Birkland, (309) 793-5659.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 36-1493430

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Western-Southern Life Assurance Company c/o Fort Washington Investment Advisors Suite 1200-Private Placements 303 Broadway Cincinnati, Ohio 45202 Email: privateplacements@fortwashington.com	$3,000,000	$0
Payments
All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds to:

The Bank of New York Mellon
ABA# 021000018
BNF: IOC566
Attn: PP P&I Department
Ref: Bank # 952623/PPN 21867* AA6

Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to the PPN and the due date and application (as among principal, premium and interest) of the payment being made.
Notices
All notices with respect to payments and written confirmation of each such payment, to be addressed:

Western-Southern Life Assurance Company
400 Broadway, Mail Station 80
Cincinnati, Ohio 45202-3341
invacctg@wslife.com
All other notices and communications to be addressed as first provided above, with a copy sent electronically to: privateplacements@fortwashington.com.
Physical Delivery Instructions:

The Bank of New York Mellon
One Wall Street
3rd Floor, Window A
New York, NY 10286
Attn: Ada Casiano (212-635-9121)
Ref: A/C #952623 Western-Southern Life Assurance Company
Name of Nominee in which Notes are to be issued: Hare & Co.
Taxpayer I.D. Number for Western-Southern Life Assurance Company: 31-1000236
Taxpayer I.D. Number for Hare & Co.: 13-6062916

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
American Fidelity Assurance Company InvesTrust Attn: Debbie Sinard 5100 N. Classen Blvd, Suite 620 Oklahoma City, OK 73118 Phone: 405-843-7177	$0	$2,000,000
Payments
All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds to:

First Fidelity Bank
ABA# 103002691
Acct# 2000528686
FCO: Core Laboratories N.V.
Notices
All notices with respect to payments and written confirmation of each such payment, to be addressed:

InvesTrust
5100 N. Classen Blvd, Suite 620
Oklahoma City, OK 73118
dsinard@investrust.com
All other notices and communications to be addressed as first provided above, with a copy sent electronically to: privateplacements@fortwashington.com.
Physical Delivery Instructions:

InvesTrust
Attn: Debbie Sinard
5100 N. Classen Blvd, Suite 620
Oklahoma City, OK 73118
Phone: 405-843-7177
Name of Nominee in which Notes are to be issued: FFB Registration
Taxpayer I.D. Number: 73-1537121

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
National Life Insurance Company One National Life Drive Montpelier, Vermont 05604 Attention: Private Placements Fax Number: (802) 223-9332 E-mail: shiggins@nationallife.com	$3,000,000	$0
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “ “Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021, PPN 21867* AA6”) to:

J.P. Morgan Chase
New York, New York 10010
ABA #021000021
Account Number G08078
Account of National Life Closed Block
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Physical Delivery

R. Scott Higgins
Sentinel Asset Management
One National Life Drive
Montpelier, VT 05604
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 03-0144090

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
The Phoenix Insurance Company c/o The Travelers Companies, Inc. 9275-NB11B 385 Washington Street St. Paul, Minnesota 55102-1396	$3,000,000	$0
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021, PPN 21867* AA6”, principal, premium or interest”) to:

JP Morgan Chase Bank
ABA# 021000021
Wire Account Name: Travelers Indemnity Company - Private Placements
Wire Account Number: 323954448
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Physical Delivery of Notes

The Travelers Companies, Inc.
385 Washington Street
St. Paul, MN 55102
Attention: Nicole Ankeny, Senior Counsel
Phone: (651) 310-3826
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 06-0303275

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Montgomery Re, Inc. One Financial Way Cincinnati, Ohio 45242 Attention: Investment Department Fax No.: (513) 794-4506	$0	$2,000,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, Senior Notes due September 30, 2023, PPN 21867* AB4, principal, premium or interest”) to:

U.S. Bank N.A.
ABA 091000022
5th & Walnut Streets
Cincinnati, Ohio 45202

for credit to Account 173103198383
Account of U.S. Bank Trust Services
Attention: Craig Sebastian
Account Number 001050974212
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Physical Delivery

Jed R. Martin
Vice President, Private Placements
Ohio National Financial Services
One Financial Way
Cincinnati, Ohio 45242
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 26-3791519

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
Montgomery Re, Inc. One Financial Way Cincinnati, Ohio 45242 Attention: Investment Department Fax No.: (513) 794-4506	$0	$1,000,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, Senior Notes due September 30, 2023, PPN 21867* AB4, principal, premium or interest”) to:

U.S. Bank N.A.
ABA 091000022
5th & Walnut Streets
Cincinnati, Ohio 45202

for credit to Account 173103198383
Account of U.S. Bank Trust Services
Attention: Craig Sebastian
Account Number 001050974210
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Physical Delivery

Jed R. Martin
Vice President, Private Placements
Ohio National Financial Services
One Financial Way
Cincinnati, Ohio 45242
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 26-3791519

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
The Ohio National Life Insurance Company P. O. Box 237 Cincinnati, Ohio 45201 Attention: Investment Department Fax No.: (513) 794-4506 Overnight Delivery Address: One Financial Way Cincinnati, Ohio 45242 Attention: Investment Department	$0	$1,000,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Core Laboratories (U.S.) Interests Holdings, Inc., 4.11%, Series 2011B, Senior Notes due September 30, 2023, PPN 21867* AB4, principal, premium or interest”) to:

U.S. Bank N.A. (ABA #042-000013)
5th & Walnut Streets
Cincinnati, Ohio 45202

for credit to:    The Ohio National Life Insurance
Company's Account Number 910-275-7
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Physical Delivery

Jed R. Martin
Vice President, Private Placements
Ohio National Financial Services
One Financial Way
Cincinnati, Ohio 45242
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 31-0397080

Name of and Address of Purchaser	Principal Amount of Series 2011 A Notes to Be Purchased	Principal Amount of Series 2011 B Notes to Be Purchased
PHL Variable Insurance Company c/o Goodwin Capital Advisers One American Row Private Placement Department H-GW-1 Hartford, CT 06102	$2,000,000	$0
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Core Laboratories (U.S.) Interests Holdings, Inc., 4.01%, Series 2011A, Senior Notes due September 30, 2021, PPN 21867* AA6, principal, premium or interest”) to:

JP Morgan Chase
New York, NY
ABA 021 000 021
Account Name: Income Processing
Account Number: 900 9000 200
Reference: Phoenix Variable, G11923, Core Laboratories
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

All legal notices should be addressed to:

Phoenix Life Insurance Company
One American Row
Hartford, CT 06102
Attention: Brad Buck
Physical Delivery

Phoenix Life Insurance Company
One American Row
Hartford, CT 06102
Attention: Brad Buck
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 06-1045829

Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Additional Notes” is defined in Section 1.2.
“Additional Purchasers” means purchasers of Additional Notes.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of any Obligor.
“Affiliated Entity” means any of the Subsidiaries of any Obligor and any of their or such Obligor's respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Master Note Purchase Agreement as it may be amended or supplemented from time to time.
“Anti-Money Laundering Laws” is defined in Section 5.16(c).
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.
“Bank Credit Agreement” means the Fifth Amended and Restated Credit Agreement dated as of December 17, 2010 by and among Core Laboratories LP, the Parent, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto, as amended by Amendment No. 1 to Credit Agreement dated as of April 19, 2011, as may be further amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.
“Blocked Person” is defined in Section 5.16(a).
“Business Day” means (a) for the purposes of Section 8.7 only (and any other comparable Section set forth in a Supplement), any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or The Netherlands are required or authorized to be closed.
“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would

Schedule B
(to Note Purchase Agreement)

be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Equivalent Investment” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-2 or better by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, or P-2 or better by Moody's Investors Service, Inc. and any successor thereto, (iii) demand deposit accounts maintained in the ordinary course of business; (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) repurchase agreements with respect to any of the foregoing with any commercial bank of the type referred to in clause (iv) above, and (vi) any mutual funds comprising investments referred to in clauses (i), (ii) and/or (iv) above; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency (other than the passage of time) regarding the payment of principal or interest.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” means Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation or any successor that becomes such in the manner prescribed in Section 10.2.
“Confidential Information” is defined in Section 21.
“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) extraordinary non-cash losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary non-cash gains realized other than in the ordinary course of business, all calculated for the Parent and its Subsidiaries on a consolidated basis.
“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Parent and its Subsidiaries calculated on a consolidated basis for such period.
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Parent and its Subsidiaries calculated on a consolidated basis for such period.
“Consolidated Net Indebtedness” means at any time, Consolidated Total Indebtedness minus all Unrestricted Cash of the Parent and its Subsidiaries calculated on a consolidated basis as of such time.
“Consolidated Total Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet for such Person and its consolidated Subsidiaries.

“Consolidated Total Indebtedness” means at any time the total Indebtedness of the Parent and its Subsidiaries (excluding liabilities under Swap Contracts) calculated on a consolidated basis as of such time.
“Control” means the ownership of ten percent (10%) or more of any class of voting securities (or other ownership interests) of the controlled person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means (1) with respect to the Series 2011 Notes that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Series 2011 Notes and (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate and (2) with respect to any other series of Notes, the Default Rate as defined in such series of Notes.
“Dollars” or “$” or “U.S.$” means lawful money of the United States of America.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of any Obligor's board of directors.
“GAAP” means generally accepted accounting principles, whether U.S. GAAP or the International Financial Reporting Standards or other similar set of standards, each as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 7.1(a) and (b).
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or The Netherlands or any State or other political subdivision of either thereof, or
(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.
“Indebtedness” of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, including any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (vi) Attributable Indebtedness, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, (viii) any liability under a Sale and Leaseback Transaction entered into by such Person or any Synthetic Lease Obligation, (ix) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (ix) Operating Leases, (x) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) to the extent that any draw thereunder has not been reimbursed, (xi) liabilities in respect of Swap Contracts, (xii) guaranties by such Person including, without limitation, any Guarantee hereunder to the extent required pursuant to the definition thereof, and (xiii) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person; provided that if such Indebtedness is non-recourse, then the amount of such Indebtedness shall, for the purposes hereof, be the fair market value of the property securing such Indebtedness. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease Obligations or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Initial Subsidiary Guarantors” means, collectively, Core Laboratories LP, Saybolt LP, Owen Oil Tools LP, Core Laboratories Sales N.V., Core Laboratories Holding Inc., Core Laboratories Canada Ltd. and Core Laboratories (U.K.) Ltd.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 3% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Make‑Whole Amount” is defined in Section 8.7 for the Series 2011 Notes and, in connection with each other series of Notes, the make‑whole, breakage or other amounts provided for in the Supplement in respect of such other series of Notes.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of any Obligor and their respective Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of any Obligor and their respective Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its obligations under this Agreement (including any Supplement) and, in the case of the Company, the Notes, or (c) the validity or enforceability of this Agreement (including any Supplement) or the Notes.
“Material Subsidiary” means, at any time, any Subsidiary of any Obligor which, together with all other Subsidiaries of such Subsidiary, accounts for more than (i) 10% of the consolidated assets of such Obligor and its Subsidiaries or (ii) 10% of consolidated revenues of such Obligor and its Subsidiaries.
“Memorandum” is defined in Section 5.3.

“Modified Make‑Whole Amount” is defined in Section 8.7 for the Series 2011 Notes and, in connection with each other series of Notes, the modified make‑whole, breakage or other amounts provided for in the Supplement in respect of such other series of Notes.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“Non‑U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Parent or any foreign Subsidiary primarily for the benefit of employees of the Parent or such foreign Subsidiary residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Notes” is defined in Section 1.1.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.
“Officer's Certificate” means a certificate of a Senior Financial Officer or of any other officer of any Obligor whose responsibilities extend to the subject matter of such certificate.
“Operating Lease” of a Person means any lease of property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.
“Parent Guaranty” means the Guarantee of the Parent pursuant to Section 23.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“PCAOB” means the Public Company Accounting Oversight Board.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.
“Priority Indebtedness” means (without duplication), as of the date of any determination thereof,

the sum of (i) all unsecured Indebtedness of Subsidiaries of the Obligors (including all Guaranties of Indebtedness but excluding (x) unsecured Indebtedness of any Subsidiary owing to any Obligor or any other Subsidiary of the Obligors, (y) unsecured Indebtedness outstanding at the time such Person became a Subsidiary of any Obligor (directly or indirectly), provided that such Indebtedness shall not have been incurred in contemplation of such Person becoming a Subsidiary of any Obligor, and (z) all unsecured Indebtedness of any Subsidiary which has Guaranteed the obligations under this Agreement and the Notes, and (ii) all Indebtedness of the Obligors and their respective Subsidiaries secured by Liens other than Indebtedness secured by Liens permitted by subparagraphs (a) through (k), inclusive, of Section 10.6.
“pro forma” means, for purposes of calculating Consolidated EBITDA for any period of four consecutive quarters, if during such period any Obligor or any Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the operating assets of any Person, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2.
“Purchaser” is defined in the first paragraph of this Agreement.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Indebtedness in accordance with Section 10.3(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries being prepaid pursuant to Section 10.3(2).
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Obligor or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Obligors with responsibility for the administration of the relevant portion of this Agreement.
“Sale and Leaseback Transaction” means any sale or other transfer of property by any Person with the intent to lease such property as lessee that would be rendered as a Capitalized Lease under GAAP.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Indebtedness” means, as of the date of any determination thereof, all Consolidated Total Indebtedness, other than Subordinated Indebtedness.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Obligors, as applicable.
“series” means any series of Notes issued pursuant to this Agreement or any Supplement hereto.
“Series 2011 Notes” is defined in Section 1.1.
“Series 2011A Notes” is defined in Section 1.1.
“Series 2011B Notes” is defined in Section 1.1.
“Subordinated Indebtedness” means all unsecured Indebtedness of the Obligors or any of their respective Subsidiaries which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of such Person (including, without limitation, the obligations of the Obligors and their respective Subsidiaries under this Agreement, any Supplement or the Notes).
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” or “Subsidiaries” is a reference to a Subsidiary or Subsidiaries of the Parent.
“Subsidiary Guarantor” means (i) each Initial Subsidiary Guarantor and (ii) each Subsidiary of any Obligor that becomes a party to the Subsidiary Guaranty unless, in either case, it has ceased to be a Subsidiary Guarantor in accordance with the terms of this Agreement.
“Subsidiary Guaranty” is defined in Section 2.3 of this Agreement.
“Supplement” is defined in Section 1.2 of this Agreement.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark‑to‑market values(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.
“Taxing Jurisdiction” is defined in Section 13.
“Unrestricted Cash” means, with respect to each fiscal quarter, cash in an amount equal the amount of available cash of the Obligors and their respective Subsidiaries as set forth in the balance sheet for such fiscal quarter that is not identified as “restricted” on such balance sheet and is not otherwise characterized as restricted under GAAP.
“USA Patriot Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Wholly‑Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of any Obligor and any Obligor's other Wholly‑Owned Subsidiaries at such time.

Changes in Corporate Structure

Effective September 15, 2011, Core Laboratories Canada Ltd. acquired all of the outstanding equity in Innicor Perforating Systems, Inc., an Alberta corporation.

Schedule 4.9
(to Note Purchase Agreement)

Disclosure Materials
1.    Private Placement Memorandum, dated September, 2011.
2.    Each item posted to IntraLinks® in connection with the offering of the Notes.

Schedule 5.3
(to Note Purchase Agreement)

Subsidiaries of the Parent and Ownership of Subsidiary Stock

See attached list.

Schedule 5.4
(to Note Purchase Agreement)

Financial Statements

1.	Form 10-K for the fiscal years ending December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010.

2.    Form 10-Q for the quarterly period ending June 30, 2011.

Schedule 5.5
(to Note Purchase Agreement)

Existing Indebtedness

1.	Current balance under the Fifth Amended and Restated Credit Agreement with Bank of America as Administrative Agent and other Lenders is $155 million.

2.	Current balance under the Exchangeable Notes maturing October 31, 2011 is $84.940 million representing 84,940 Notes.

3.
The final 82,574 Warrants will be paid on September 30, 2011, which the Obligors estimate to be worth approximately $3.620 million in value based on the current CLB stock price level. This final payment and settlement of these Warrants will complete and conclude the 2006 Warrant transaction.

Schedule 5.15
(to Note Purchase Agreement)

Liens

None.

Schedule 10.6
(to Note Purchase Agreement)

Form of Series 2011A Note
Core Laboratories (U.S.) Interests Holdings, Inc.
4.01%, Series 2011A, Senior Note, due September 30, 2021
No. RA- [_____]    September 30, 2011
U.S.$[_______]    PPN 21867* AA6
For Value Received, the undersigned, Core Laboratories (U.S.) Interests Holdings, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Texas, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on September 30, 2021, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 4.01% per annum from the date hereof, payable semiannually, on the 30th day of March and September in each year, commencing with the March 30 or September 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount or Modified Make‑Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make‑Whole Amount and Modified Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of September 30, 2011 (as from time to time amended, modified or supplemented the “Note Purchase Agreement”), among the Company, Core Laboratories N.V. (the “Parent”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
Pursuant to Section 23 of the Note Purchase Agreement, the Parent has absolutely and unconditionally

Exhibit 1.1(a)
(to Note Purchase Agreement)

guaranteed payment in full of the principal of, Make-Whole Amount, Modified Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth therein.
Pursuant to the Subsidiary Guaranty Agreement dated as of September 30, 2011 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), and subject to certain terms and provisions set forth in the Note Purchase Agreement, certain Subsidiaries of the Obligors have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, Modified Make-Whole Amount, if any, and interest on this Note and the performance by the Obligors of their obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount or Modified Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Core Laboratories (U.S.) Interests Holdings, Inc.

By:
Name:
Title:

E-1.1(a)-2

Form of Series 2011B Note
Core Laboratories (U.S.) Interests Holdings, Inc.
4.11%, Series 2011B, Senior Note, due September 30, 2023
No. RB- [_____]    September 30, 2011
U.S.$[_______]    PPN 21867* AB4
For Value Received, the undersigned, Core Laboratories (U.S.) Interests Holdings, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Texas, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on September 30, 2023, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of 4.11% per annum from the date hereof, payable semiannually, on the 30th day of March and September in each year, commencing with the March 30 or September 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount or Modified Make‑Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make‑Whole Amount and Modified Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of September 30, 2011 (as from time to time amended, modified or supplemented the “Note Purchase Agreement”), among the Company, Core Laboratories N.V. (the “Parent”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Exhibit 1.1(b)
(to Note Purchase Agreement)

Pursuant to Section 23 of the Note Purchase Agreement, the Parent has absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, Modified Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth therein.
Pursuant to the Subsidiary Guaranty Agreement dated as of September 30, 2011 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), and subject to certain terms and provisions set forth in the Note Purchase Agreement, certain Subsidiaries of the Obligors have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, Modified Make-Whole Amount, if any, and interest on this Note and the performance by the Obligors of their obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount or Modified Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Core Laboratories (U.S.) Interests Holdings, Inc.

By:
Name:
Title:

E-1.1(b)-2

FORM OF SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY AGREEMENT
Dated as of September 30, 2011
from
The SUBSIDIARY GUARANTORS NAMED HEREIN
for the benefit of
THE HOLDERS OF THE NOTES
Re:
U.S.$75,000,000 4.01%, SERIES 2011A SENIOR NOTES DUE SEPTEMEBER 30, 2021
U.S.$75,000,000 4.11%, SERIES 2011B SENIOR NOTES DUE SEPTEMEBER 30, 2023
OF
CORE LABORATORIES (U.S.) INTERESTS HOLDINGS, INC.

Exhibit 2.2
(to Note Purchase Agreement)

Table of Contents
Section    Heading    Page

Section 1.	Guaranty 2

Section 2.	Representations and Warranties 3

Section 3.	Subsidiary Guarantors' Obligations Unconditional 5

Section 4.	Full Recourse Obligations; Pari Passu Ranking 10

Section 5.	Waiver 11

Section 6.	Agreement Not to Exercise Right of Subrogation 11

Section 7.	Subordination 12

Section 8.	Effect of Bankruptcy Proceedings, Etc 12

Section 9.	Term of Guaranty 13

Section 10.	Contribution 13

Section 11.	Negative Pledge 14

Section 12.	Supplemental Agreement 14

Section 13.	Definitions and Terms Generally 14

Section 14.	Notices 15

Section 15.	Amendments, Etc 16

Section 16.	Consent to Jurisdiction; Service of Process; Judgment Currency 16

Section 17.	Waiver of Jury Trial 17

Section 18.	Survival 17

Section 19.	Severability 18

Section 20.	Successors and Assigns 18

Section 21.	Table of Contents; Headings 18

Section 22.	Counterparts 18

Section 23.	Governing Law 18

i

Section 24.	Release 18

Section 25.	Covenant Compliance 19

Section 26.	Appointment of Process Agent 19

Section 27.	Withholding Taxes 19

ii

This Subsidiary Guaranty Agreement, dated as of September 30, 2011 (the “Guaranty”), from each of:
(i)     Core Laboratories LP, a Delaware limited partnership;
(ii)     Saybolt LP, a Delaware limited partnership;
(iii)     Owen Oil Tools LP, a Delaware limited partnership;
(iv)    Core Laboratories Laboratories Holding Inc., a Delaware corporation;
(v)     Core Laboratories Sales N.V., a Curaçao limited liability company;
(vi)     Core Laboratories Canada Ltd., an Alberta corporation;

(vii)	Core Laboratories (U.K.) Limited, a company organized under the laws of England and Wales; and

(viii)	such Subsidiaries as shall become parties hereto in accordance with Section 12 hereof (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”), for the benefit of the holders from time to time of the Notes (as defined below) (the “Holders”). Capitalized terms used herein are defined in Section 13 hereof or the Note Purchase Agreement referred to below.
Whereas, Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation (the “Company”) will authorize the issue and sale of (i) U.S.$75,000,000 4.01% Series 2011A, Senior Notes due September 30, 2021 (the “Series 2011A Notes”), and (ii) U.S.$75,000,000 4.11% Series 2011B, Senior Notes due September 30, 2023 (the “Series 2011B Notes” and, together with the Series 2011A Notes, the “Series 2011 Notes”), pursuant to a Master Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Note Purchase Agreement”) among the Company, Core Laboratories N.V. (the “Parent” and together with the Company, the “Obligors”) and the purchasers named therein.
Whereas, the Company is authorized to issue Additional Notes (as such term is defined in the Note Purchase Agreement) of one or more separate series from time to time in an aggregate principal amount not to exceed U.S.$400,000,000 pursuant to Section 1.2 of the Note Purchase Agreement.
Whereas, the Additional Notes together with the Series 2011 Notes are collectively referred to as the “Notes”.
Whereas, each of the Subsidiary Guarantors is a Subsidiary of the Parent or the Company.
Whereas, the Obligors have agreed that certain Subsidiaries will guarantee the Company's obligations under the Notes and the Note Purchase Agreement and the Parent's obligations under the Note Purchase Agreement.
Whereas, the Subsidiary Guarantors each acknowledge that they will derive substantial benefits from the issuance of the Notes.
Now, Therefore, in consideration of the premises and to induce the Holders to purchase the Notes, each of the Subsidiary Guarantors, intending to be legally bound, hereby agrees for the benefit of the Holders, as follows:

Exhibit A
(to Subsidiary Guaranty Agreement)

Section 1.	Guaranty.
Each Subsidiary Guarantor with all other Subsidiary Guarantors, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, as a primary obligor and not merely as a surety, to each Holder and its successors and assigns, the full and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the principal of and Make-Whole Amount, and interest on (including, without limitation, interest, whether or not an allowable claim, accruing after the date of filing of any petition in bankruptcy, or the commencement of any bankruptcy, insolvency or similar proceeding relating to any Obligor) the Notes and all other amounts under the Note Purchase Agreement and all other obligations, agreements and covenants of the Obligors now or hereafter existing under the Note Purchase Agreement whether for principal, Make-Whole Amount, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to any Obligor under any chapter of the Bankruptcy Code), indemnification payments, expenses (including reasonable attorneys' fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by any Holder in connection with enforcing any rights under this Guaranty (all such obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses incurred by each Holder in enforcing this Guaranty; provided that, notwithstanding anything contained herein or in the Note Purchase Agreement to the contrary, the maximum liability of each Subsidiary Guarantor hereunder and under the Note Purchase Agreement shall in no event exceed such Guarantor's Maximum Guaranteed Amount, and provided further, each Subsidiary Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of such Maximum Guaranteed Amount and the recipient of such payment, if so required by a final non-appealable order of a court of competent jurisdiction, shall then be liable for the refund of any excess amounts. If any such rebate or refund is ever required, all other Subsidiary Guarantors (and the Obligors) shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Obligors or any other action, occurrence or circumstance whatsoever. Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from to time exceed the Maximum Guaranteed Amount of such Subsidiary Guarantor without impairing this Guaranty or affecting the rights and remedies of the Holders hereunder.
Notwithstanding any stay, injunction or other prohibition preventing such action against any Obligor, if for any reason whatsoever any Obligor shall fail or be unable duly, punctually and fully to perform and (in the case of the payment of Guaranteed Obligations) pay such amounts as and when the same shall become due and (in the case of the payment of Guaranteed Obligations) payable or to perform or comply with any other Guaranteed Obligation, whether or not such failure or inability shall constitute an “Event of Default” under the Note Purchase Agreement or the Notes, each Subsidiary Guarantor will forthwith (in the case of the payment of Guaranteed Obligations) pay or cause to be paid such amounts to the Holders, in lawful money of the United States of America, at the place specified in the Note Purchase Agreement, or perform or comply with such Guaranteed Obligations or cause such Guaranteed Obligations to be performed or complied with, (in the case of the payment of Guaranteed Obligations) together with interest (in the amounts and to the extent required under such Notes) on any amount due and owing.

Section 2.	Representations and Warranties.
Each Subsidiary Guarantor hereby represents and warrants as follows:
(a)    All representations and warranties contained in the Note Purchase Agreement that relate to

E-2.2-2

such Subsidiary Guarantor are true and correct in all respects and are incorporated herein by reference with the same force and effect as though set forth herein in full.
(b)    Such Subsidiary Guarantor acknowledges that any default in the due observance or performance by such Subsidiary Guarantor of any covenant, condition or agreement contained herein (if, after the running of any applicable notice and opportunity to cure periods provided in the Note Purchase Agreement, such default or event of default remains uncured) shall constitute an Event of Default.
(c)    There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or expressly waived.
(d)    Such Subsidiary Guarantor has, independently and without reliance upon the Holders and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty. Such Subsidiary Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Guaranty, and the Board of Directors (or other equivalent authority) of such Subsidiary Guarantor has decided that a direct and/or an indirect benefit will accrue to such Subsidiary Guarantor by reason of the execution of this Guaranty.
(e)    (i) This Guaranty is not given with actual intent to hinder, delay or defraud any Person to which such Subsidiary Guarantor is or will become, on or after the date hereof, indebted; (ii) such Subsidiary Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guaranty; (iii) such Subsidiary Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Guaranty; (iv) such Subsidiary Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with such Subsidiary Guarantor constitutes an unreasonably small amount of capital; and (v) such Subsidiary Guarantor does not intend to incur debts that will be beyond such Subsidiary Guarantor's ability to pay as such debts mature.
(f)        Such Subsidiary Guarantor is a corporation, limited liability company, partnership or other legal entity duly organized and validly existing under the laws of its state of organization, and has the requisite power, authority and legal right under the laws of its state of organization to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Guaranty.
(g)    The execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, on the part of such Subsidiary Guarantor, and does not require any consent or approval of, or the giving of notice to, or the taking of any other action in respect of, any stockholder or trustee or holder of any indebtedness or obligations of such Subsidiary Guarantor. This Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except that such enforceability is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganization and other similar laws of general application relating to or affecting the rights of creditors or pledgees and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(h)        The execution, delivery and performance of this Guaranty do not and will not conflict with or result in any violation of or default under any provision of the [Articles of Incorporation, Certificate of Formation or Certificate of Limited Liability Partnership or by-laws, limited liability company agreement, operating agreement or partnership agreement,] as the case may be, of such Subsidiary Guarantor, or any indenture, mortgage, deed of trust, instrument, law, rule or regulation binding on such Subsidiary Guarantor or to which such Subsidiary Guarantor is a party.

E-2.2-3

(i)        The execution, delivery and performance of this Guaranty do not and will not result in violation of any judgment or order applicable to such Subsidiary Guarantor or result in the creation or imposition of any Lien on any of the properties or revenues of such Subsidiary Guarantor pursuant to any requirement of law or any indenture, mortgage, deed of trust or other instrument to which such Subsidiary Guarantor is a party.
(j)        The execution, delivery and performance of this Guaranty do not and will not conflict with and do not and will not require any consent, approval or authorization of, or registration or filing with, any governmental authority or agency of the state of organization of such Subsidiary Guarantor or of the United States or any State.
(k)        There are no pending or, to the knowledge of such Subsidiary Guarantor, threatened actions or proceedings against or affecting such Subsidiary Guarantor or any of its properties by or before any court or administrative agency or arbiter that would adversely affect the ability of such Subsidiary Guarantor to perform its obligations hereunder or call into question the validity or enforceability of this Guaranty.
(l)        Such Subsidiary Guarantor's obligations under this Guaranty are at least pari passu in right of payment with all other unsecured claims of the general creditors of such Subsidiary Guarantor.
(m)    No Subsidiary Guarantor is in breach of or default under or with respect to any instrument, document or agreement binding upon such Subsidiary Guarantor which breach or default is reasonably probable to have a Material Adverse Effect or result in the creation of a Lien on any property of such Subsidiary Guarantor other than Liens permitted under Section 10.6 of the Note Purchase Agreement. Such Subsidiary Guarantor is in compliance with all applicable requirements of law except such non‑compliance as would not have a Material Adverse Effect.
(n)    The execution, delivery and performance by each Subsidiary Guarantor of this Guaranty will not render such Subsidiary Guarantor insolvent, nor is it being made in contemplation of such Subsidiary Guarantor's insolvency, and such Subsidiary Guarantor does not have an unreasonably small capital.
(o)    The choice of laws of the State of New York to govern this Guaranty is valid and binding.

Section 3.	Subsidiary Guarantors' Obligations Unconditional.
(a)    This Guaranty shall constitute a guarantee of payment, performance and compliance and not of collection, and each Subsidiary Guarantor specifically agrees that it shall not be necessary, and that such Subsidiary Guarantor shall not be entitled to require, before or as a condition of enforcing the liability of such Subsidiary Guarantor under this Guaranty or requiring payment or performance of the Guaranteed Obligations by any Subsidiary Guarantor hereunder, or at any time thereafter, that any Holder: (a) file suit or proceed to obtain or assert a claim for personal judgment against any Obligor or any other Person that may be liable for or with respect to any Guaranteed Obligation; (b) make any other effort to obtain payment or performance of any Guaranteed Obligation from any Obligor or any other Person that may be liable for or with respect to such Guaranteed Obligation, except for the making of the demands, when appropriate, described in Section 1; (c) foreclose against, or seek to realize upon security now or hereafter existing for such Guaranteed Obligations; (d) except to the extent set forth in Section 1, exercise or assert any other right or remedy to which such Holder is or may be entitled in connection with any Guaranteed Obligation or any security or other guaranty therefor; or (e) assert or file any claim against the assets of any Obligor or any other Person liable for any Guaranteed Obligation. Each Subsidiary Guarantor agrees that this Guaranty

E-2.2-4

shall be continuing, and that the Guaranteed Obligations will be paid and performed in accordance with their terms and the terms of this Guaranty, and are the primary, absolute and unconditional obligations of such Subsidiary Guarantor, irrespective of the value, genuineness, validity, legality, regularity or enforceability or lack thereof of any part of the Guaranteed Obligations or any agreement or instrument relating to the Guaranteed Obligations or this Guaranty, or the existence of any indemnities with respect to the existence of any other guarantee of or security for any of the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of each Subsidiary Guarantor hereunder shall be irrevocable, primary, absolute and unconditional under any and all circumstances.
(b)    Each Subsidiary Guarantor hereby expressly waives notice of acceptance of and reliance upon this Guaranty, diligence, presentment, demand of payment or performance, protest and all other notices (except as otherwise provided for in Section 1) whatsoever, any requirement that the Holders exhaust any right, power or remedy or proceed against the Obligors or against any other Person under any other guarantee of, or security for, or any other agreement, regarding any of the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, subject solely to the requirement of making demands under Section 1, the occurrence of any event or other circumstance that might otherwise vary the risk of the Obligors or such Subsidiary Guarantor or constitute a defense (legal or equitable) available to, or a discharge of, or a counterclaim or right of set‑off by, any Obligor or such Subsidiary Guarantor (other than the full and indefeasible due payment and performance of the Guaranteed Obligations), shall not affect the liability of such Subsidiary Guarantor hereunder.
(c)    The obligations of each Subsidiary Guarantor under this Guaranty are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment or defense based upon any claim such Subsidiary Guarantor or any other Person may have against any Obligor, any Holder or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever (whether or not such Subsidiary Guarantor or any Obligor shall have any knowledge or notice thereof), including:
(i)    any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with any Obligor, the Holders, or any of them, or any other Person, pertaining to the Guaranteed Obligations;
(ii)    any adjustment, indulgence, forbearance or compromise that might be granted or given by any Holder to any Obligor or any other Person liable on the Guaranteed Obligations, or the failure of any Holder to assert any claim or demand or to exercise any right or remedy against any Obligor or any other Person under the provisions of the Note Purchase Agreement, the Notes or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, the Note Purchase Agreement, the Notes, any guarantee or any other agreement;
(iii)    the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Obligor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Obligor or any other such Person, or any change, restructuring or termination of the existence of any Obligor or any other such Person, or any sale, lease or transfer of any or all of the assets of any Obligor or any other such Person, or any change in the shareholders, partners, or members of any Obligor or any other such

E-2.2-5

Person; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;
(iv)    the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, any Obligor or any other Person has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from any Obligor or any other Person, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;
(v)    any full or partial release of the liability of any Obligor on the Guaranteed Obligations or any part thereof, of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and such Subsidiary Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any parties other than the Obligors will be liable to perform the Guaranteed Obligations, or that the Holders will look to other parties to perform the Guaranteed Obligations;
(vi)    the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;
(vii)    any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;
(viii)    the failure of any Holder or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;
(ix)    the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral;
(x)    any payment by any Obligor to any Holder being held to constitute a preference under

E-2.2-6

any Fraudulent Conveyance Law, or for any reason any Holder being required to refund such payment or pay such amount to any Obligor or someone else;
(xi)    any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices such Subsidiary Guarantor or increases the likelihood that such Subsidiary Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of such Subsidiary Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;
(xii)    the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws;
(xiii)    any other circumstance (including any statute of limitations) that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, any Obligor or any Person as a matter of law or equity;
(xiv)    any merger or consolidation of any Obligor or any Subsidiary Guarantor into or with any other Person or any sale, lease or transfer of any of the assets of any Obligor to any other Person;
(xv)    any change in the ownership of any shares of capital stock of any Obligor, or any change in the relationship between any Obligor and such Subsidiary Guarantor or any termination of any such relationship;
(xvi)    any default, failure or delay, willful or otherwise, in the performance by any Obligor, any Subsidiary Guarantor or any other Person of any obligations of any kind or character whatsoever under the Note Purchase Agreement or any other agreement;
(xvii)    any merger or consolidation of any Obligor, any Subsidiary Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of any Obligor, any Subsidiary Guarantor or any other Person to any other Person, or any change in the ownership of any shares or partnership interests of any Obligor, any Subsidiary Guarantor or any other Person;
(xviii)    in respect of any Obligor, any Subsidiary Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to any Obligor, any Subsidiary Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of any Obligor, any Subsidiary Guarantor or any other Person and whether or not of the kind hereinbefore specified; or
(xix)    any other occurrence, circumstance, or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which

E-2.2-7

might otherwise limit recourse against such Subsidiary Guarantor;
provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Subsidiary Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment and performance of all obligations of the Obligors under the Note Purchase Agreement and, with respect to the Company, the Notes in accordance with their respective terms as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, any Obligor or any Subsidiary Guarantor shall default under or in respect of the terms of the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by any Obligor or any Subsidiary Guarantor under the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default. All waivers herein contained shall be without prejudice to the Holders at their respective options to proceed against any Obligor, any Subsidiary Guarantor or other Person, whether by separate action or by joinder.
(d)    Each Subsidiary Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Subsidiary Guarantor may, without in any manner affecting the liability of any Subsidiary Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:
(i)    extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any debt, liability or obligation of any Obligor or any Subsidiary Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligations of any Obligor on the Note Purchase Agreement or the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or waive this Guaranty; or
(ii)    sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any debt, liability or obligation of any Obligor, any Subsidiary Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligation of any Obligor on the Note Purchase Agreement or the Notes; or
(iii)    settle, adjust or compromise any claim of any Obligor or any Subsidiary Guarantor against any other Person secondarily or otherwise liable for any debt, liability or obligation of any Obligor on the Note Purchase Agreement or the Notes; or
(iv)    purchase Additional Notes from time to time from the Company pursuant to the terms and provisions of the Note Purchase Agreement.
Each Subsidiary Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment, compromise or purchase of Additional Notes and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Subsidiary Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.
(e)     All rights of any Holder may be transferred or assigned at any time in accordance with the

E-2.2-8

Note Purchase Agreement and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note in accordance with the Note Purchase Agreement without the consent of or notice to the Subsidiary Guarantors under this Guaranty.
(f)    No Holder shall be under any obligation: (i) to marshal any assets in favor of the Subsidiary Guarantors or in payment of any or all of the liabilities of any Obligor or any Subsidiary Guarantor under or in respect of the Notes or the obligations of any Obligor and the Subsidiary Guarantors under the Note Purchase Agreement or (ii) to pursue any other remedy that the Subsidiary Guarantors may or may not be able to pursue themselves and that may lighten the Subsidiary Guarantors' burden, any right to which each Subsidiary Guarantor hereby expressly waives.

Section 4.	Full Recourse Obligations; Pari Passu Ranking.
Subject to the Maximum Guaranteed Amount specified above, the obligations of each Subsidiary Guarantor set forth herein constitute the full recourse obligations of such Subsidiary Guarantor enforceable against it to the full extent of all its assets and properties.
The respective obligations under this Guaranty of the Subsidiary Guarantors are and at all times shall remain direct and unsecured obligations of the Subsidiary Guarantors ranking pari passu as against the assets of the Subsidiary Guarantors without any preference among themselves and pari passu with all other present and future unsecured Indebtedness (actual or contingent) of the Subsidiary Guarantors which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Subsidiary Guarantors.

Section 5.	Waiver.
Each Subsidiary Guarantor unconditionally waives, to the extent permitted by applicable law:
(a)    notice of any of the matters referred to in Section 3;
(b)    notice to such Subsidiary Guarantor of the incurrence of any of the Guaranteed Obligations, notice to such Subsidiary Guarantor of any breach or default by any Obligor or such Subsidiary Guarantor with respect to any of the Guaranteed Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of any Holder against such Subsidiary Guarantor;
(c)    presentment to any Obligor or such Subsidiary Guarantor or of payment from any Obligor or such Subsidiary Guarantor with respect to any Note or other Guaranteed Obligation or protest for nonpayment or dishonor;
(d)    any right to the enforcement, assertion, exercise or exhaustion by any Holder of any right, power, privilege or remedy conferred in any Note, the Note Purchase Agreement or otherwise;
(e)    any requirement of diligence on the part of any Holder;
(f)    any requirement to mitigate the damages resulting from any default under the Notes or the Note Purchase Agreement;
(g)    any notice of any sale, transfer or other disposition of any right, title to or interest in any Note or other Guaranteed Obligation by any Holder, assignee or participant thereof, or in the

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Note Purchase Agreement;
(h)    any release of any Subsidiary Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder; and
(i)    any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Subsidiary Guarantor.

Section 6.	Agreement Not to Exercise Right of Subrogation.
Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, or any application by any Holder of any security or of any credits or claims, no Subsidiary Guarantor will assert or exercise any rights of any Holder or of such Subsidiary Guarantor against any Obligor to recover the amount of any payment made by such Subsidiary Guarantor to any Holder hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Subsidiary Guarantor shall not have any right of recourse to or any claim against assets or property of any Obligor, in each case unless and until the Guaranteed Obligations have been paid in full. Until such time (but not thereafter), each Subsidiary Guarantor hereby expressly agrees to defer any right to exercise any claim, right or remedy which such Subsidiary Guarantor may now have or hereafter acquire against any Obligor or any other Subsidiary Guarantor that arises under the Notes, the Note Purchase Agreement or from the performance by any Subsidiary Guarantor of the guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of any Holder against any Obligor or any Subsidiary Guarantor, or any security that any Holder now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall be paid to a Subsidiary Guarantor by any Obligor or another Subsidiary Guarantor after payment in full of the Guaranteed Obligations, and all or any portion of the Guaranteed Obligations shall thereafter be reinstated in whole or in part and any Holder is required to repay any sums received by any of them in payment of the Guaranteed Obligations, this Guaranty shall be automatically reinstated and such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of any Obligor by virtue of any payment, court order or any Federal or state law.

Section 7.	Subordination.
If any Subsidiary Guarantor is or becomes the holder of any indebtedness payable by any Obligor or another Subsidiary Guarantor, each Subsidiary Guarantor hereby subordinates all such indebtedness owing to it from any Obligor or such other Subsidiary Guarantor to all indebtedness of the Obligors to the Holders, and agrees that, during the continuance of any Event of Default, it shall not accept any payment on the same until payment in full of the Guaranteed Obligations and shall in no circumstance whatsoever attempt to set‑off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid in violation of the foregoing to a Subsidiary Guarantor by any Obligor or another Subsidiary Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

Section 8.	Effect of Bankruptcy Proceedings, Etc.

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(a)    If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of, the Guaranteed Obligations, any Holder is for any reason compelled to surrender or voluntarily surrenders (under circumstances in which it believes it could reasonably be expected to be so compelled if it did not voluntarily surrender), such payment or proceeds to any Person (i) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set‑off or a diversion of trust funds or (ii) for any other similar reason, including, without limitation, (x) any judgment, decree or order of any court or administrative body having jurisdiction over any Holder or any of their respective properties or (y) any settlement or compromise of any such claim effected by any Holder with any such claimant (including any Obligor), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise, and the Subsidiary Guarantors, jointly and severally, shall be liable to pay the Holders, and hereby do indemnify the Holders and hold them harmless for, the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by any Holder in defense of any claim made against any of them that any payment or proceeds received by any Holder in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of any Obligor by virtue of any payment, court order or any Federal or state law.
(b)    If an event permitting the acceleration of the maturity of any of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against any Obligor or any other Person of any case or proceeding contemplated by Section 8(a) hereof, then, for the purpose of defining the obligation of any Subsidiary Guarantor under this Guaranty, the maturity of the principal amount of the Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if an acceleration had occurred in accordance with the terms of such Guaranteed Obligations, and such Subsidiary Guarantor shall forthwith pay such principal amount, all accrued and unpaid interest thereon, and all other Guaranteed Obligations, due or that would have become due but for such case or proceeding, without further notice or demand.

Section 9.	Term of Guaranty.
This Guaranty and all guarantees, covenants and agreements of each Subsidiary Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the principal of and interest on the Notes, the other Guaranteed Obligations and other independent payment obligations of such Subsidiary Guarantor under this Guaranty shall be paid in cash and performed in full.

Section 10.	Contribution.
In order to provide for just and equitable contribution among the Subsidiary Guarantors, each Subsidiary Guarantor agrees that, to the extent any Subsidiary Guarantor makes any payment hereunder on any date which, when added to all preceding payments made by such Subsidiary Guarantor hereunder, would result in the aggregate payments by such Subsidiary Guarantor hereunder exceeding its Percentage (as defined below) of all payments then or theretofore made by all Subsidiary Guarantors hereunder, such Subsidiary Guarantor shall have a right of contribution against each other Subsidiary Guarantor whose aggregate payments then or theretofore made hereunder are less than its Percentage of all payments by all Subsidiary Guarantors then or theretofore made hereunder, in an amount such that, after giving effect to any such contribution rights, each Subsidiary Guarantor will have paid only its Percentage of all payments by all

E-2.2-11

Subsidiary Guarantors then or theretofore made hereunder. A Subsidiary Guarantor's “Percentage” on any date shall mean the percentage obtained by dividing (a) the Adjusted Net Assets of such Subsidiary Guarantor on such date by (b) the sum of the Adjusted Net Assets of all Subsidiary Guarantors on such date. “Adjusted Net Assets” means, for each Subsidiary Guarantor on any date, the lesser of (i) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including contingent liabilities, but excluding liabilities under this Guaranty, of such Subsidiary Guarantor on such date and (ii) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor on such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts, excluding debt in respect of this Guaranty, as they become absolute and matured.

Section 11.	Negative Pledge.
Except as permitted under Section 10.6 of the Note Purchase Agreement, no Subsidiary Guarantor will create any Lien on its assets to any other Person during the pendency of this Guaranty except for Liens permitted by Section 10.6 of the Note Purchase Agreement.

Section 12.	Supplemental Agreement.
Upon execution and delivery by a Subsidiary of a Supplemental Agreement substantially in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Guaranty.

Section 13.	Definitions and Terms Generally.
(a)    Unless otherwise defined herein, capitalized terms defined in the Note Purchase Agreement are used herein as defined therein. In addition, the following terms shall have the following meanings.
“Adjusted Net Assets” has the meaning specified in Section 10 hereof.
“Guaranteed Obligations” has the meaning specified in Section 1 hereof.
“Guaranty” has the meaning specified in the introduction hereto.
“Holders” has the meaning specified in the introduction hereto.
“Material Adverse Effect” means a material adverse effect (a) on the business, financial condition, operations or Properties of a Subsidiary Guarantor taken as a whole or (b) on its ability to perform its obligations hereunder.
“Maximum Guaranteed Amount” shall mean, for each Subsidiary Guarantor, the maximum amount which any Subsidiary Guarantor could pay under this Guaranty without having such payment set aside as a fraudulent transfer or conveyance or similar action under Fraudulent Conveyance Law.
“Note Purchase Agreement” has the meaning specified in the Recitals hereto.
“Notes” has the meaning specified in the Recitals hereto.

E-2.2-12

“Percentage” has the meaning specified in Section 10 hereof.
“Required Holders” is has the meaning specified in the Note Purchase Agreement.
“Subsidiary Guarantor” has the meaning specified in the introduction hereto.
“United States Dollar” means the lawful currency of the United States of America.
(b)    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Guaranty unless the context shall otherwise require.

Section 14.	Notices.
All notices under the terms and provisions hereof shall be in writing (with charges prepaid), and shall be delivered or sent by hand, by telecopy, by express courier service or by registered or certified mail, return receipt requested, postage prepaid, addressed,
(a)    if to any Holder, at the address set forth in the Note Purchase Agreement, or at such other address as any such Holder shall from time to time designate to the Obligors,
(b)    if to a Subsidiary Guarantor, at the address of the Obligors set forth in the Note Purchase Agreement or at such other address as such Subsidiary Guarantor shall from time to time designate in writing to each Holder.
A notice or communication shall be deemed to have been duly given and effective:

(a)	when delivered (whether or not accepted), if personally delivered;

(b)	five business days after being deposited in the mail, postage prepaid, if delivered by first‑class mail (whether or not accepted);

(c)	when sent, if sent via facsimile;

(d)	when delivered if sent by registered or certified mail (whether or not accepted); and

(e)	on the next Business Day if timely delivered by an overnight air courier, with charges prepaid (whether or not accepted).

Section 15.	Amendments, Etc.
No amendment, alteration, modification or waiver of any term or provision of this Guaranty, nor consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and consented to by the Required Holders provided, however, that any amendment, alteration, modification or waiver of the terms and conditions contained in Section 1 hereof shall require consent from all Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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Section 16.	Consent to Jurisdiction; Service of Process; Judgment Currency.
(a)    Each Subsidiary Guarantor irrevocably submits to the nonexclusive in personam jurisdiction of any New York State or federal court sitting in New York City, over any suit, action or proceeding arising out of or relating to this Guaranty or the Notes. To the fullest extent it may effectively do so under applicable law, each Subsidiary Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    Each Subsidiary Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 16 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.
(c)    Each Subsidiary Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 16 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of each Subsidiary Guarantor specified in Section 14 or at such other address of which you shall then have been notified pursuant to said Section or to any agent for service of process appointed pursuant to the provisions of Section 26. Each Subsidiary Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)    Nothing in this Section 16 shall affect the right of any holder of Notes to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Subsidiary Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)    Any payment on account of an amount that is payable hereunder or under the Notes by any Subsidiary Guarantor in United States Dollars which is made to or for the account of any holder of Notes in currency of any other jurisdiction, or in the lawful currency of any other country, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such party, shall constitute a discharge of such Person's obligations under this Guaranty or the Notes only to the extent of the amount of United States Dollars which such holder could purchase in the foreign exchange markets with the amount of the currency of such other jurisdiction, or other currency, as the case may be, in accordance with normal banking procedures at the rate of exchange prevailing on the Business Day following receipt of the payment first referred to above. If the amount of United States Dollars that could be so purchased is less than the amount of United States Dollars originally due to such holder, any such Subsidiary Guarantor agrees, to the full extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or

E-2.2-14

the Notes or under any judgment or order.

Section 17.	Waiver of Jury Trial.
Each Subsidiary Guarantor and by its acceptance hereof each holder, to the fullest extent permitted by applicable law, irrevocably and unconditionally waives the right to trial by jury in any legal or equitable action, suit or proceeding arising out of or relating to this Guaranty or the Note Purchase Agreement or any transaction contemplated hereby or thereby or the subject matter of any of the foregoing.

Section 18.	Survival.
All warranties, representations and covenants made by each Subsidiary Guarantor herein or in any written certificate or other instrument required to be delivered by it or on its behalf hereunder or under the Note Purchase Agreement shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any Holder or on such Holder's behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by such Subsidiary Guarantor hereunder.

Section 19.	Severability.
Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Subsidiary Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.

Section 20.	Successors and Assigns.
The terms of this Guaranty shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the Holders and their respective successors and assigns.

Section 21.	Table of Contents; Headings.
The section and paragraph headings in this Guaranty and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty.

Section 22.	Counterparts.
This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 23.	Governing Law.
This Guaranty shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of such state.

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Section 24.	Release.
Notwithstanding any other provision hereof to the contrary, including without limitation Section 3(c)(v), 3(c)(xiv) and 3(c)(xv), a Subsidiary Guarantor shall be automatically released from its guaranty hereunder upon (a) the sale or exchange of all or substantially all of the stock or the assets of such Subsidiary Guarantor permitted pursuant to Section 10.3 of the Note Purchase Agreement and (b) the occurrence of any release pursuant to Section 2.2(b) of the Note Purchase Agreement.

Section 25.	Covenant Compliance.
Each Subsidiary Guarantor agrees to comply with each of the covenants contained herein and in the Note Purchase Agreement that imposes or purports to impose, by reference to such Subsidiary Guarantor, express or otherwise, through agreements with the Obligors, restrictions or obligations on such Subsidiary Guarantor.
Section 26.    Appointment of Process Agent.
Each Subsidiary Guarantor hereby designates and appoints the President, the General Counsel and each Senior Financial Officer of any Obligors (each such designee, a “Process Agent”), as its authorized agent to accept and acknowledge on behalf of each Subsidiary Guarantor service of any and all process which may be served in any such action, suit or proceeding with respect to any matter as to which it has submitted to jurisdiction as set forth in Section 16, and it agrees that service upon such authorized agent shall be deemed in every respect service of process upon a Subsidiary Guarantor or its respective successors or assigns, and, to the extent permitted by applicable law, shall be taken and held to be valid personal service upon it. Such designation and appointment shall be irrevocable. Each Subsidiary Guarantor represents and warrants that each Process Agent has agreed to act as such agent for service of process on behalf of each Subsidiary Guarantor.

Section 27.	Withholding Taxes.
(a)    Any and all payments required to be made hereunder shall be made in United States Dollars, free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on, or measured by reference to, the net income of, and franchise taxes imposed on, the holder of any Note by any of (i) the United States or any political subdivision thereof, (ii) the state jurisdiction under the laws of which such holder is organized or in which it is otherwise doing business or (ii) any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Subsidiary Guarantor shall be required by law to deduct any Taxes from or in respect of any sum required to be paid hereunder or under the Notes to or for the benefit of the holder of any Note, (A) such sum shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid under this Section 27) the amount received by such holder shall be equal to the sum which have been so received had no such deductions been made, (B) such Subsidiary Guarantor shall make such deductions and (C) such Subsidiary Guarantor shall pay the full amount of such deductions to the relevant taxation authority or other authority in accordance with applicable law. Notwithstanding anything to the contrary in this Section 27, if a holder of a Note shall not be a U.S. Person, the Subsidiary Guarantors hereunder shall only be required to indemnify such holder for the amount of Taxes it would pay if such holder were a U.S. Person.
(b)    In addition, each Subsidiary Guarantor agrees to pay any Taxes which arise from any payment

E-2.2-16

made hereunder or under any Note or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or any Note (including, without limitation, any Taxes imposed on amounts payable under this Section 27).
(c)    Each Subsidiary Guarantor shall jointly and severally indemnify each holder of a Note for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 27) paid by such holder and any liability (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto. The holder of any Note agrees to notify the Subsidiary Guarantors promptly of any payment of Taxes made by such holder and, if practicable, any request, demand or notice received in respect thereof prior to such payment. Each holder of a Note shall be entitled to payment of this indemnification within 30 days from the date such holder makes written demand therefor to the Subsidiary Guarantors. A certificate as to the amount of such indemnification submitted to any Obligor by such holder, setting forth the calculation thereof, shall (absent manifest error) be conclusive and binding for all purposes.
(d)    In the event any Subsidiary Guarantor desires to contest its liability for payment of any Taxes which it otherwise would be required to pay pursuant to Sections 27(a) or (b), a Subsidiary Guarantor may elect not to make such payment, provided (i) such nonpayment is lawful and such Subsidiary Guarantor has a reasonable basis, as set forth in an Officer's Certificate delivered to the holder of the relevant Note, for such nonpayment, (ii) such Subsidiary Guarantor promptly commences and continues to pursue diligently a content of such liability, (iii) such Subsidiary Guarantor keeps the holder of the relevant Note fully informed about the progress of such content, (iv) such nonpayment does not result in any danger of sale, forfeiture or loss of, or the creation of any Lien on, any asset of any Subsidiary Guarantor thereof, and (v) such nonpayment does not continue past the earliest date on which such Taxes are determined by a court or administrative body of competent jurisdiction to be due and payable by a Subsidiary Guarantor and such determination is not stayed pending appeal.
(e)    Within 30 days after the date of any payment of Taxes, the Subsidiary Guarantor shall furnish to the applicable holder or holders of Notes the original or a certified copy of a receipt evidencing payment thereof.

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In Witness Whereof, each party hereto has caused this Guaranty to be duly executed as of the date first above written.

Core Laboratories LP

By:
Name:
Title:

Saybolt LP

By:
Name:
Title:

Owen Oil Tools LP

By:
Name:
Title:

Core Laboratories Holding Inc.

By:
Name:
Title:

Core Laboratories Sales N.V.

By:
Name:
Title:

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Core Laboratories Canada Ltd.

By:
Name:
Title:

Core Laboratories (U.K.) Limited

By:
Name:
Title:

E-2.2-19

Exhibit A
Form of Supplemental Agreement
Supplemental Agreement dated as of ____________, ____ from ______________, a _______ corporation (the “New Subsidiary”), for the benefit of the Holders (as defined in the Guaranty referred to below). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Subsidiary Guaranty Agreement, dated as of ________, 20__ (the “Guaranty”), from each of: [names of guarantors] and such other Subsidiaries (as defined below) as shall become parties thereto in accordance therewith, for the benefit of the Holders (as such term is defined in such Guaranty).
Whereas, Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation (the “Company”) will authorize the issue and sale of (i) U.S.$75,000,000 4.01% Series 2011A, Senior Notes due September 30, 2021 (the “Series 2011A Notes”), and (ii) U.S.$75,000,000 4.11% Series 2011B, Senior Notes due September 30, 2023 (the “Series 2011B Notes” and, together with the Series 2011A Notes, the “Series 2011 Notes”), pursuant to a Master Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Note Purchase Agreement”) among the Company, Core Laboratories N.V. (the “Parent” and together with the Company, the “Obligors”) and the purchasers named therein.
Whereas, the Company is authorized to issue Additional Notes (as such term is defined in the Note Purchase Agreement) of one or more separate series from time to time in an aggregate principal amount not to exceed U.S.$400,000,000 pursuant to Section 1.2 of the Note Purchase Agreement.
Whereas, the Additional Notes together with the Series 2011 Notes are collectively referred to as the “Notes”.
Whereas, the Obligors have agreed that certain Subsidiaries will guarantee the Company's obligations under the Notes and the Note Purchase Agreement and the Parent's obligations under the Note Purchase Agreement.
Whereas, the New Subsidiary is a Subsidiary of the Parent or the Company.
Whereas, certain of the existing Subsidiaries of the Obligors have entered into the Guaranty.
Whereas, the Note Purchase Agreement requires that certain Subsidiaries become party to the Guaranty (as a Subsidiary Guarantor).
Whereas, the New Subsidiary acknowledges that it will derive substantial benefits from the issuance of the Notes.
Whereas, the Guaranty specifies that additional Subsidiaries may become Subsidiary Guarantors under such Guaranty by execution and delivery of an instrument in the form of this Agreement. The undersigned Subsidiary is executing this Agreement in accordance with the requirements of the Note Purchase Agreement in order to become a Subsidiary Guarantor under the Guaranty as consideration for the Notes previously purchased.
Now, Therefore, the New Subsidiary Guarantor agrees as follows:
Section 1.    Guaranty. In accordance with Section 12 of the Guaranty, the New Subsidiary by its

E-2.2-20

signature hereto shall become a Subsidiary Guarantor under such Guaranty with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of such Guaranty applicable to it as a Subsidiary Guarantor thereunder, (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor are true and correct on and as of the date hereof with the same effect as though made on and as of the date hereof, (c) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of such Guaranty, and (d) agrees that each reference to a “Subsidiary Guarantor” in such Guaranty shall be deemed to include the New Subsidiary.
Section 2.    Enforceability. The New Subsidiary hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the New Subsidiary and constitutes a legal, valid and binding obligation of the New Subsidiary enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the applicability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 3.     Effect on Guaranty. Except as expressly supplemented hereby, the Guaranty shall continue in full force and effect.
Section 4.    Governing Law. This Agreement shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of such state.
Section 5.    Savings Clause. To the fullest extent permitted under applicable law, in the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to the New Subsidiary, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 6.    Notices. All communications to the New Subsidiary shall be given to it at the address or telecopy number set forth under its signature hereto.
In Witness Whereof, the New Subsidiary has duly executed this Agreement as of the day and year first above written.

[New Subsidiary]

By:
Name:
Title:

Telecopy:

E-2.2-21

Form of Opinion of U.S. Counsel
to the Obligors

Exhibits 4.4(a) ( i

Form of Opinion of The Netherlands Counsel
for the Parent

Exhibits 4.4(a) ( ii)
(to Note Purchase Agreement)

Form of Opinion of Special Counsel
to the Purchasers

Exhibit 4.4(b)
(to Note Purchase Agreement)

Core Laboratories (U.S.) Interests Holdings, Inc., as Issuer

Core Laboratories N.V., as Parent Guarantor

[Number] Supplement to Master Note Purchase Agreement

Dated as of ______________________

Re:    U.S.$____________ _____% , Series _______ , Senior Notes
Due _____________________

Exhibit S
(to Note Purchase Agreement)

Core Laboratories (U.S.) Interests Holdings, Inc.
6316 Windfern
Houston, Texas 77040

Core Laboratories N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands
Dated as of
____________________, 20__

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:
This [Number] Supplement to Master Note Purchase Agreement (the “Supplement”) is among Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation (the “Company”) and Core Laboratories N.V., a Netherlands limited liability company (the “Parent” and, together with the Company, the “Obligors”), jointly and severally, and the institutional investors named on Schedule A attached hereto (the “Purchasers”).
R e c i t a l s
A.    The Obligors have entered into the Master Note Purchase Agreement dated as of September 30, 2011 with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the “Note Purchase Agreement”);
B.    The Company desires to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;
C.    The payment by the Company of all amounts due with respect to the Series __ Notes (as defined below) and the performance by the Company of its obligations under the Note Purchase Agreement (including this Supplement) are absolutely and unconditionally guaranteed by the Parent pursuant to the Parent Guaranty set forth in Section 23 of the Note Purchase Agreement; and
Now, Therefore, each Obligor, jointly and severally, agrees with the Purchasers as follows:
1.    Authorization of the New Series of Notes. The Company has authorized the issue and sale of U.S.$__________ aggregate principal amount of its _____%, Series ______, Senior Notes due _________, ____ (the “Series ___ Notes”). The Series ____ Notes, together with the Series 2011 Notes [and the Series ____ Notes] initially issued pursuant to the Note Purchase Agreement [and the _________ Supplement] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 14 of the Note Purchase Agreement). The Series _____ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

2.    Sale and Purchase of Series [ ] Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series [____] Notes in the principal amount specified opposite their respective names in the attached Schedule A hereto at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non‑performance by any other Purchaser hereunder.
3.    Closing. The sale and purchase of the Series ______ Notes to be purchased by each Purchaser shall occur at the offices of [Investors' Counsel Address] at 10:00 a.m. Chicago time, at a closing (the “Closing”) on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series ______ Notes to be purchased by such Purchaser in the form of a single Series ______ Note (or such greater number of Series ______ Notes in denominations of at least U.S.$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________________________] at ____________ Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If, at the Closing, the Company shall fail to tender such Series ______ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
4.    Conditions to Closing. The obligation of each Purchaser to purchase and pay for the Series ______ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement ((A) except that (1) all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series 2011 Notes” therein shall be deemed to refer to the Series [___] Notes, and as hereafter modified, and (2) the reference to the Memorandum, as defined herein, is deemed to be the Memorandum as defined in Section 5.3 of the Note Purchase Agreement, for purposes of the closing condition in Section 4.2 of the Note Purchase Agreement), and to the following additional conditions:
(a)    Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Obligors set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and each Obligor shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing certifying that such condition has been fulfilled.
(b)    Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series ______ Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.
(c)     Unless the Subsidiary Guaranties shall have been released in accordance with

Section 2.3(b) of the Note Purchase Agreement, the Subsidiary Guarantors shall have ratified the Subsidiary Guaranties and confirmed that the Subsidiary Guaranties remains in full force and effect and applies to all obligations of the Company under the Series ___ Notes and all obligations of the Obligors under the Note Purchase Agreement, as supplemented by this Supplement.
[(d)]    [Set forth any modifications and additional conditions]
5.    Representations and Warranties of the Obligors. With respect to each of the representations and warranties contained in Section 5 of the Note Purchase Agreement, each Obligor represents and warrants to the Purchasers that, as of the date hereof, such representations and warranties are true and correct (A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series 2011 Notes” therein shall be deemed to refer to the Series [___] Notes, and (B) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5 (and shall include an updated form of Section 5.3).
[Set forth any modifications and additional representations and warranties.]
6.    Representations of the Purchasers. Each Purchaser confirms to the Obligors that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series ____ Notes by such Purchaser.
7.    Prepayments of the Series [ ] Notes. [Here insert special provisions for Series __ Notes including prepayment provisions applicable to Series __ Notes (including Make‑Whole Amount, Modified Make‑Whole Amount, swap breakage amount or any applicable premium, if any) and the definition of “Default Rate” for the Series __ Notes and the definition of “Business Day” related to the calculation of a Make-Whole Amount or any applicable premium for the Series ___ Notes.]
8.    Maturity; Interest. The Series [__] Notes will have the maturity dates and bear interest at the rates set forth therein.
9.    Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein, shall apply to the Series [___] Notes as if expressly set forth in this Supplement and all references to “Notes” shall include the Series [___] Notes. Without limiting the foregoing, each Obligor agrees to pay all costs and expenses incurred in connection with the initial filing of this Supplement and all related documents and financial information with the SVO provided that such costs and expenses with respect to the [describe series of notes] shall not exceed [___________].
10.    Ratification of Parent Guaranty. The Parent hereby confirms that the Parent Guaranty contained in Section 23 of the Note Purchase Agreement remains in full force and effect and that the Parent Guaranty applies to all obligations of the Company with respect to the Series ___ Notes and the Note Purchase Agreement, as supplemented by this Supplement.
11.    Governing Law. This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, New York law.
12.    Each Obligor and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.
[13.    Additional Provisions. The Series [__] Notes are subject to the following additional provisions:][include whether any additional covenants are subject to Section 11(c) of the Note Purchase Agreement]
The execution hereof shall constitute a contract between the Obligors and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Core Laboratories (U.S.) Interests Holdings, Inc.

By:
Name:
Title:

Core Laboratories N.V.

By:
Name:
Title:

Accepted as of __________, _____

[Variation]

By:
Name:
Title:

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Series ______ Notes to Be Purchased
[Name of Purchaser]	$
(1)All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.
(2)All notices of payments and written confirmations of such wire transfers:
(3)All other communications:
(4)U.S. Tax Identification Number

Schedule A
(to Supplement)

Supplemental Representations
Each Obligor represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series ______ Notes with the same force and effect as if each reference to “Series 2011 Notes” set forth therein was modified to refer to the “Series ______ Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:
Section 5.3.    Disclosure. The Obligors, through their agent, _________________, have delivered to each Purchaser a copy of a [Private Placement Memorandum], dated [__________] (the “Memorandum”), relating to the transactions contemplated by the [Number] Supplement. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent and its Subsidiaries. The Note Purchase Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of any Obligor in connection with the transactions contemplated hereby and [identified in Schedule 5.3 to the [Number] Supplement, and the financial statements listed in Schedule 5.5 to the [Number] Supplement (the Note Purchase Agreement, the Memorandum and such documents, certificates or other writings and such financial statements listed in Schedule 5.5 to the [Number] Supplement delivered to each Purchaser prior to [circle date] being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since [last audit date], there has been no change in the financial condition, operations, business or properties of any Obligor or any of their respective Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 to the [Number] Supplement contains (except as noted therein) complete and correct lists (i) of the Parent's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary, (ii) of the Parent's Affiliates, other than Subsidiaries, and (iii) of the Parent's directors and senior officers.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 to the [Number] Supplement as being owned by the Parent and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 to the [Number] Supplement).
(c)    Each Subsidiary identified in Schedule 5.4 to the [Number] Supplement is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Exhibit A
(to Supplement)

(d)    No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Note Purchase Agreement, the agreements listed on Schedule 5.4 to the [Number] Supplement and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Obligors have delivered to each Purchaser copies of the financial statements of the Parent and its Subsidiaries listed on Schedule 5.5 to the [Number] Supplement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments). The Obligors and their respective Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
Section 5.13.     Private Offering by the Company. Neither Obligor nor anyone acting on its behalf has offered the Series __ Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than [______] other Institutional Investors, each of which has been offered the Series ______ Notes at a private sale for investment. Neither Obligor nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series ______ Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series ______ Notes to ______________________________ and for general corporate purposes of the Company. No part of the proceeds from the sale of the Series ______ Notes pursuant to the [Number] Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent and its Subsidiaries and the Parent does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness. Except as described therein, Schedule 5.15 to the [Number] Supplement sets forth a complete and correct list of all outstanding Indebtedness (other than intercompany Indebtedness) of the Obligors and its Subsidiaries as of [__________] (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guarantee thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness (other than intercompany Indebtedness) of any Obligor or its respective Subsidiaries. Neither any Obligor nor any of their respective Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness (other

Exhibit A
(to Supplement)

than intercompany Indebtedness) of any Obligor or any such Subsidiary and no event or condition exists with respect to any Indebtedness of any Obligor or any of its respective Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness (other than intercompany Indebtedness) to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15 to the [Number] Supplement, neither any Obligor nor any of their respective Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien [not permitted by Section 10.6].
(c)    Neither any Obligor nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness (other than intercompany Indebtedness) of any Obligor, except as specifically indicated in Schedule 5.15 to the [Number] Supplement.
[Add any additional Sections as appropriate at the time the Series ______ Notes are issued]

[Form of Series ____ Note]
Core Laboratories (U.S.) Interests Holdings, Inc.
___%, Series ___, Senior Note, due [Maturity Date]
No. R__‑ [_____]    [Date]
U.S.$[_______]    PPN[______________]
For Value Received, the undersigned, Core Laboratories (U.S.) Interests Holdings, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Texas, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on [_________, ____], with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of ___% per annum from the date hereof, payable [semiannually], on the [___] day of [__________] and [_________] in each year, commencing with the [_________] or [_________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount or Modified Make‑Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make‑Whole Amount and Modified Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of September 30, 2011 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), among the Company, Core Laboratories N.V. (the “Parent”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
[The Company will make required prepayments of principal on the dates and in the amounts specified in the ______ Supplement to Note Purchase Agreement dated _______.] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the ______ Supplement to Note Purchase Agreement dated _______, but not otherwise.] [This Note is not subject to prepayment.]

Pursuant to Section 23 of the Note Purchase Agreement, the Parent has absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, Modified Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth therein.
Pursuant to the Subsidiary Guaranty Agreement dated as of September 30, 2011 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), and subject to certain terms and provisions set forth in the Note Purchase Agreement, certain Subsidiaries of the Obligors have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, Modified Make-Whole Amount, if any, and interest on this Note and the performance by the Obligors of their obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount or Modified Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Core Laboratories (U.S.) Interests Holdings, Inc.

By:
Name:
Title: